EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 9th day of May, 2013 (the “Effective Date”), by and between Institutional Financial Markets, Inc., a Maryland corporation (the “Company”) and Cohen Bros. Financial, LLC, a Delaware limited liability company of which Daniel G. Cohen is the sole member (“Buyer”).

RECITALS:

WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and to sell to Buyer, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Eight Hundred Thousand (800,000) newly issued shares (each, a “Common Share” and, collectively, the “Common Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), for a purchase price of Two Dollars ($2.00) per Common Share, representing an aggregate purchase price of One Million Six Hundred Thousand Dollars ($1,600,000) (the “Common Stock Purchase Price”); and (ii) a convertible senior promissory note in the aggregate principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000) (the “Note Purchase Price”), in substantially the form attached hereto as Exhibit A (the “Note”);

WHEREAS, the Company and Buyer are executing and delivering this Agreement in reliance upon an exemption from registration afforded by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Registration Rights Agreement attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights to Buyer and to the Mead Park Buyer (as defined below) under the Securities Act and under applicable state securities Laws;

WHEREAS, the Company has approved the shareholder rights plan attached hereto as Exhibit C (the “Shareholder Rights Plan”) to reduce the risk of any limitation of net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”) and such plan is effective as of the Effective Date;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Mead Park Capital Partners LLC (the “Mead Park Buyer”) and Mead Park Holdings, LP are entering into a securities purchase agreement, pursuant to which the Mead Park Buyer has agreed to purchase from the Company and the Company has agreed to sell to the Mead Park Buyer (i) One Million Nine Hundred Forty-Nine Thousand One Hundred Sixty-Seven (1,949,167) shares of Common Stock, for a purchase price of Two Dollars ($2.00) per share, representing an aggregate purchase price of Three Million Eight Hundred Ninety-Eight Thousand Three Hundred Thirty-Four Dollars ($3,898,334) (the “Mead Park Shares”); and (ii) a convertible senior promissory note (the “Mead Park Note”) in the aggregate principal amount of Five Million Eight Hundred Forty-Seven Thousand Five Hundred and One Dollars ($5,847,501), in the form attached hereto as Exhibit D (the “Mead Park Purchase Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Buyer are entering into an exchange agreement providing for the exchange of all of the Institutional Financial Markets, Inc. Series D Voting Non-Convertible Preferred Stock indirectly owned by Buyer for newly issued shares of Institutional Financial Markets, Inc. Series E Voting Non-Convertible Preferred Stock, in the form attached hereto as Exhibit E (the “Exchange Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Daniel G. Cohen and the Company are entering into an amended and restated employment agreement, which is amending and restating the Cohen IFMI Employment Agreement and terminating the Cohen PrinceRidge Employment Agreement (each as defined below), in the form attached hereto as Exhibit F (the “Amended and Restated Cohen Employment Agreement”);

WHEREAS, on or prior to the Effective Date, each member of IFMI, LLC and the board of managers of IFMI, LLC shall have approved, pursuant to written consents provided to Buyer, the amendment to the IFMI LLC Agreement (as defined below) attached hereto as Exhibit G (“LLC Agreement Amendment”); and

WHEREAS, on or prior to the Effective Date, the Company and the Voting Agreement Signatories (as defined below), have entered into and delivered to the Mead Park Buyer voting agreements, each attached hereto as Exhibit H (collectively, the “Voting Agreements”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing Recitals are true and correct and, such Recitals, together with the Schedules and Exhibits referred to therein and referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

Capitalized terms used in this Agreement but otherwise not defined herein shall have the following meanings:

2.1      “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the terms “control,” “controlling,” “controlled” and words of similar import, when used in this context, mean, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2      “Assets” means all of the properties and assets of the Company or of the Subsidiaries, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3      “Board of Directors” means the Board of Directors of the Company.

2.4      “Buyer Fundamental Representations” means, collectively, the representations and warranties of Buyer contained in Sections 4.1 (Organization; Authority), 4.3 (Investment Purpose), 4.4 (Accredited Buyer Status; Experience of Buyer) and 4.9 (Brokers and Finders).

2.5      “CCFL” means Cohen & Company Financial Limited (formerly known as EuroDekania Management LTD) a wholly-owned Subsidiary organized under the laws of the United Kingdom.

2.6      “Claims” means any threatened or actual Proceeding, Judgment, settlement, and/or assessment of any nature or kind.

2.7      “Cohen IFMI Employment Agreement” means the Employment Agreement, dated February 18, 2010, by and among the Company, IFMI, LLC, and Daniel G. Cohen, as amended by Amendment No. 1, dated December 18, 2012.

2.8      “Cohen PrinceRidge Employment Agreement”  means the Executive Agreement, dated May 31, 2011, by and among PrinceRidge, the Company, IFMI, LLC and Daniel G. Cohen and, solely for purposes of Sections 5.5 and 5.6 thereof, C&Co/PrinceRidge Partners LLC (formerly known as PrinceRidge Partners LLC).

2.9      “Company Fundamental Representations”    means, collectively, the representations and warranties of the Company contained in Sections 5.1 (Organization and Qualification), 5.2 (Authorization; Enforcement; Validity), 5.3 (Capitalization), 5.5 (No Conflicts; Consents and Approvals), 5.6 (Issuance of Securities), 5.8 (Absence of Certain Changes), 5.11 (Compliance with Laws), 5.15 (Acknowledgement Regarding Buyer’s Purchase of the Securities) and 5.16 (Brokerage Fees).

2.10      “Consent” means any consent, approval, order or authorization of, or any declaration, qualification, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.11      “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, stockholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.12    “Conversion Shares”  means the shares of Common Stock issuable upon conversion of the Note.

2.13    “Convertible IFMI LLC Units”  means units of membership interest in IFMI, LLC that are redeemable for shares of Common Stock or cash, at the option of the Company, pursuant to the IFMI LLC Agreement (other than any units of membership interest held by the Company).

2.14    “Current Independent Directors” means the members of the Board of Directors as of the Effective Date who are considered to be independent directors (as determined in accordance with Section 803 of the NYSE MKT’s Company Guide).

2.15    “Director” means a member of the Board of Directors.

2.16    “DRS” means the Direct Registration System maintained by the transfer agent for the Common Stock.

2.17    “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.19    “Family Group” means, with respect to any Person, such Person, such Person’s sole member, and such Person’s or such sole member’s spouse, parent, sibling and descendants (whether natural or adopted) and any estate, trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such sole member or such Person’s or sole member’s spouse, parent, sibling and/or descendant that is and remains solely for the benefit of such Person, such sole member and/or such Person’s or such sole member’s spouse, parent, sibling and/or descendants and any self-directed retirement plan for such individual.

2.20    “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

2.21    “Governmental Authority”  means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.22    “IFMI, LLC” means IFMI, LLC, a Delaware limited liability company and a majority owned Subsidiary.

2.23    “IFMI LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of December 16, 2009 by and among the Company and the Members (as defined therein) that are signatories thereto, as amended.

2.24    “Judgment” means any order, ruling, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.25    “Knowledge of the Company” or words to that effect means the actual knowledge of any of the following Persons: Joseph W. Pooler, Jr., Douglas Listman, Rachael Fink, Stephan Burklin and James J. McEntee, III; provided, that for purposes of this definition such Persons shall be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such Person in performing his or her duties in accordance with the Company’s or any relevant Subsidiary’s ordinary management practices.

2.26    “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.27    “Material Adverse Effect”  means any circumstance, event, change, development, effect or occurrence that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the Company’s financial position, results of operations, business, condition (financial or otherwise) or Assets of the Company and its Subsidiaries, taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummations of the transactions contemplated herein; provided, however, that in the case of clause (i) only, any circumstance, event, change, development, effect or occurrence that results from any of the following shall be disregarded in determining whether there has been or would be a “Material Adverse Effect” on the Company (except to the extent that such circumstance, event, change, development, effect or occurrence has a disproportionate adverse effect on the Company and the Subsidiaries relative to other companies engaged in a similar business as the Company): (A) changes, after the Effective Date, in GAAP; (B) changes, after the Effective Date, in Laws or interpretations thereof applicable to the Company or the Subsidiaries by any Governmental Authority; (C) general changes in the national or world economy or securities markets generally; (D) changes in the price or trading volume of the Common Stock on the Trading Market (but not the underlying causes of such changes); or (E) the outbreak or escalation of war or hostilities, any occurrence or threats of terrorist acts or any armed hostilities associated therewith or any national or international calamity, disaster or emergency or escalation thereof.

2.28    “Mead Park Conversion Shares” means the shares of Common Stock into which the Mead Park Note may be converted.

2.29    “Meeting” means any meeting of the stockholders of the Company at which the election of Directors is to be voted upon, however called (and including any postponement or adjournment of any such meeting) and any written consent of the stockholders of the Company with respect to the election of Directors.

2.30    “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.31    “Permit” means any license, permit, approval, waiver, order or authorization granted, issued or approved by any Governmental Authority.

2.32    “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.33    “PrinceRidge” means C&Co/PrinceRidge Holdings LP (formerly known as PrinceRidge Holdings LP), an indirect Subsidiary.

2.34    “Principal” of any Person means, at the time of determination, each principal, partner or member of such Person, any spouse or child of each principal, partner or member, and any trust for the benefit of each principal, partner or member or each such principal’s, partner’s or member’s spouse or lineal descendants.

2.35    “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.36    “Sandler O’Neill” means Sandler O’Neill & Partners, L.P., the independent financial advisor to the Special Committee.

2.37    “Securities” means, together, the Common Shares and the Note.

2.38    “Shell Company” means an issuer that meets the description of a shell company as defined under Rule 144.

2.39    “Significant Subsidiary” means each of the significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company, as set forth in the Company’s SEC Documents.

2.40    “Special Committee” means the special committee of independent directors of the Board of Directors formed in connection with the transactions contemplated by this Agreement and the Transaction Documents.

2.41    “Subsidiary” means each subsidiary of the Company.

2.42    “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, excise, accumulated earnings, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, or assessment, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.43    “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.44    “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

2.45    “Transaction Documents” means (i) any documents or instruments to be executed by the Company, Buyer, Mead Park Holdings, LP, the Mead Park Buyer, and IFMI, LLC in connection with this Agreement, including the Note, and the Registration Rights Agreement; and (ii) the Voting Agreements, together, in each case, with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof and thereto.

2.46    “Voting Agreement Signatories” means, collectively, Daniel G. Cohen, Christopher Ricciardi, Stephanie Ricciardi, The Ricciardi Family Foundation, James J. McEntee, III, Joseph W. Pooler, Jr., Doug Listman, Rachael Fink, Walter Beach, Rodney E. Bennett, Thomas P. Costello, G. Steven Dawson, Joseph M. Donovan, Jack Haraburda, Lance Ullom, Charles W. Wolcott and Neil S. Subin.

In addition, the following terms shall have the respective meanings ascribed to them in the corresponding Sections:

Term	Section
2013 Annual Meeting of Stockholders	Section 6.7
8-K Filing	Section 6.5
Agreement	Preamble
Amended and Restated Cohen Employment Agreement	Recitals
Articles of Incorporation	Section 5.1
Benefit Plan	Section 5.18
Buyer	Preamble
Buyer Indemnified Parties	Section 9.1
Bylaws	Section 5.1
Closing	Section 3.2
Closing Date	Section 3.2
Code	Recitals
Common Share(s)	Recitals
Common Stock	Recitals
Common Stock Purchase Price	Recitals
Company	Preamble
Company Indemnified Parties	Section 9.2
Company Proxy Statement	Section 6.7
Effective Date	Preamble
Employees	Section 5.18
ERISA	Section 5.18
ERISA Plans	Section 5.18
Exchange Agreement	Recitals
Investment Company Act	Section 5.17
Financial Statements	Section 5.7

Term	Section
LLC Agreement Amendment	Recitals
Listing Application	Section 6.6
Mead Park Buyer	Preamble
Mead Park Note	Recitals
Mead Park Purchase Agreement	Recitals
Mead Park Shares	Recitals
Minority Board Representative	Section 6.8(a)
New Security	Section 6.9(a)
Note	Recitals
Note Purchase Price	Recitals
Pension Plan	Section 5.18
Registration Rights Agreement	Recitals
Rule 144	Section 5.21
Rule 144 Certificate	Section 6.2(b)ii
SEC	Recitals
SEC Documents	Section 5.7
Securities Act	Recitals
Securities Being Sold	Section 6.2(b)ii
Share Reserve	Section 6.4
Shareholder Rights Plan	Recitals
Stockholder Proposal	Section 6.7
Transaction Deadline	Section 10.1(b)ii
Voting Agreements	Recitals

ARTICLE III

PURCHASE AND SALE OF SECURITIES

3.1      Purchase and Sale of Securities.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Closing Date, (i) Buyer agrees to purchase the Securities; and (ii) the Company agrees to sell and to issue to Buyer the Securities for the aggregate amount of the Common Stock Purchase Price and the Note Purchase Price.

3.2      Closing.    The closing (the “Closing”) of the transactions contemplated hereby will occur at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, commencing at 9:00 a.m. local time on the second (2nd) business day after the satisfaction or waiver of all conditions in Article VII and Article VIII (other than conditions with respect to actions that the respective parties hereto will take at the Closing), or at such other location and on such other date as the parties mutually determine (the “Closing Date”).

3.3      Form of Payment; Delivery of Securities.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Closing Date, (i) Buyer shall deliver to the Company the Common Stock Purchase Price and the Note Purchase Price, in the form of wire transfers of immediately available U.S. funds; and (ii) the Company shall deliver to Buyer the Securities, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that:

4.1      Organization; Authority. Buyer is duly organized, validly existing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and by each of the Transaction Documents to which Buyer is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and of each of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary limited liability company action, on the part of Buyer. Each of this Agreement and the Transaction Documents to which Buyer is a party has been (or upon delivery will have been) duly executed by Buyer, and, when delivered by Buyer in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.2      No Conflicts.    The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

4.3      Investment Purpose.  Buyer understands that the Securities are not, and the Conversion Shares will not be, registered under the Securities Act or any applicable state securities Laws (subject to the Registration Rights Agreement). Buyer is acquiring the Securities and, upon exercise of the Note (if applicable), will acquire the Conversion Shares issuable upon exercise thereof, as principal for its own account for investment only and not with a view to or for the purpose of distributing or reselling such Securities or Conversion Shares (if applicable) or any part thereof in violation of the Securities Act or any applicable state securities Laws. Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities or the Conversion Shares (if applicable) (or any securities which are derivatives thereof) to or through any person or entity; Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.4      Accredited Buyer Status; Experience of Buyer. At the time Buyer was offered the Securities, it was, on each date on which it acquires Securities it will be, and on each date on which it exercises the Note (if applicable) it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Buyer, either alone or together with its representatives (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities.

4.5      Residency. Buyer has its principal place of business in the State of New York.

4.6      Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

4.7      Information.    Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by Buyer. Buyer and its advisors have been afforded with the opportunity to ask questions of the Company and its management. Buyer has sought such accounting, legal, tax and other professional advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

4.8      Restrictions on Transferability.  Buyer understands that because the Securities have not have been registered under the Securities Act, Buyer cannot dispose of any or all of the Securities unless such Securities are subsequently registered under the Securities Act or exemptions from registration are available. Buyer acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no registration rights. By reason of these restrictions, Buyer understands that it may be required to hold the Securities for an indefinite period of time. Buyer understands that each certificate or other instrument representing the Securities and the Conversion Shares will bear appropriate legends reflecting the foregoing as well as state “blue sky” legends. In addition, appropriate transfer restrictions will be affixed to any notation in the DRS for any Securities or Conversion Shares.

4.9      Brokers and Finders.    Buyer has not employed any Person, or incurred any liability, for any financial advisory, brokerage or finder’s fee or commission, and no broker or finder has acted directly or indirectly for Buyer, in connection with the transactions contemplated by this Agreement and the Transactions Documents.

4.10    Independent Investment Decision.  Buyer has evaluated, independently of the Company, the merits of its decision to purchase the Securities pursuant to this Agreement and the Transaction Documents. Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof or as set forth in the SEC Documents (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements, in each case, that are predictive or forward-looking in nature), the Company hereby makes the following representations and warranties to Buyer:

5.1      Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with the requisite power and authority to own or lease and use its properties and Assets and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is not in violation of any of the provisions of the Articles of Incorporation or the Bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Knowledge of the Company, is threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has furnished or made available to Buyer true, complete and correct copies of: (A) the Company’s Articles of Incorporation, as amended and as in effect on the Effective Date (the “Articles of Incorporation”); and (B) the Company’s Bylaws, as in effect on the Effective Date (the “Bylaws”).

5.2      Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Securities and the reservation for issuance and the subsequent issuance of the Conversion Shares upon exercise of the Note) have been duly authorized by all necessary corporate action on the part of the Company, and, other than the approval by the Company’s stockholders of the Stockholder Proposal, no further corporate action is required by the Company, the Board of Directors or its stockholders in connection herewith and therewith. Each of this Agreement and the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly and validly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Board of Directors has resolved that the transactions contemplated by this Agreement and the Transaction Documents are in the best interests of stockholders of the Company.

5.3      Capitalization.  The authorized capital stock of the Company consists of: (a) 100,000,000 shares of Common Stock, of which 12,237,104 shares of Common Stock are issued and outstanding as of the Effective Date; (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share, all of which are designated as Series C Junior Participating Preferred Stock, none of which are issued or outstanding as of the Effective Date; and (c) 50,000,000 shares of Preferred Stock, par value $0.001 per share, of which 4,983,557 shares are designated as Series E Voting Non-Convertible Preferred Stock, all of which are issued and outstanding as of the Effective Date. All outstanding shares of Common Stock and Series E Voting Non-Convertible Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the NYSE MKT under the trading symbol “IFMI,” and the Company has maintained all requirements on its part for the continuation of such quotation. No shares of Common Stock are subject to preemptive rights or any other similar rights. Except as contemplated hereby and as set forth on Schedule 5.3 hereto, as of the Effective Date: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company, or by which the Company is or may become bound; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except pursuant to the Registration Rights Agreement); (iv) there are no financing statements securing any obligations of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. Schedule 5.3 attached hereto contains a pro forma beneficial ownership table for the Company giving effect to the transactions contemplated by this Agreement and the other Transaction Documents.

5.4      Subsidiaries.  Except as set forth on Schedule 5.4 hereto, the Company has no other Subsidiaries and all shares of the outstanding capital stock of each Subsidiary are owned directly or indirectly by the Company. All of such shares so owned by the Company are duly authorized, validly issued and are fully paid and nonassessable, and are owned by it free and clear of any Encumbrance with respect thereto. Each Significant Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own or lease and use its properties and Assets and to carry on its business as currently conducted and as currently proposed to be conducted, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 5.4 hereto, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. Except as set forth on Schedule 5.4 hereto, no equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of such Subsidiary, and there are no Contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock, or any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or securities or rights convertible into, any shares of its capital stock.

5.5      No Conflicts; Consents and Approvals.  The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of any of the Securities and the Conversion Shares, and compliance by the Company with any provisions of the Transaction Documents will not: (i) constitute or result in a violation of or conflict with the Articles of Incorporation, Bylaws, or any other organizational or governing documents of Company or any Subsidiary; (ii) constitute or result in a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract, indenture or instrument to which Company or any Subsidiary is a party or by which it may be bound, or to which the Company or any Subsidiary or any of their Assets or properties may be bound (other than immaterial contracts relating to back office operations, systems and facilities or similar matters); (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) assuming that, in connection with the transactions contemplated hereby, the parties hereto timely make all of the filings required by applicable state securities Laws and under the applicable rules and regulations of the Trading Market constitute a violation of, or conflict with, any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or any Subsidiary or any of the their Assets or properties; except, in the case of clause (v), for such violations, defaults, breaches, conflicts, losses, modifications or impositions that have not had and would not reasonably be expected to have a Material Adverse Effect. The Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. Except with respect to the SEC and the Trading Market and as specifically contemplated by this Agreement or the Transaction Documents, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, and no expiration or termination of any statutory waiting period is necessary, in order for the Company to execute, deliver or perform any of its obligations under this Agreement and the Transaction Documents in accordance with the terms hereof or thereof, or to issue, sell and deliver the Securities and the Conversion Shares in accordance with the terms hereof and thereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date or will be obtained or effected on or prior to Closing or as otherwise required under the rules and regulations of the applicable Governmental Authority.

5.6      Issuance of Securities.  The Securities to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company and, upon issuance in accordance with the terms hereof, the Common Shares, the Note and the Conversion Shares, as applicable, shall be duly and validly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and, assuming the accuracy of the representations and warranties of Buyer set forth in Article IV above, will be issued in compliance with all applicable United States federal and state securities Laws.

5.7      Listing and Maintenance Requirements; SEC Documents; Financial Statements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or that is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has filed all reports, schedules, forms, statements and other documents, together with any amendments thereto, required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and there are no outstanding comments from the SEC with respect to any report, schedule, form, statement and other document required to be filed by it with the SEC under the Exchange Act. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with or furnished to the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the Knowledge of the Company as of the Effective Date, there are no facts or circumstances that would prevent its current Chief Executive Officer and Chief Financial Officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013. As of their respective dates, the financial statements of the Company included in the SEC Documents (collectively, the “Financial Statements”) (i) have been prepared from the books and records of the Company and the Subsidiaries, (ii) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP, consistently applied during the periods involved and (iv) fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and comprehensive income/loss, changes in equity and cash flows for the periods then ended, subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments.

5.8      Absence of Certain Changes.  Except as otherwise disclosed to Buyer in writing on or prior to the date hereof, since the date upon which the last of the SEC Documents was filed with the SEC, there has been no event or circumstance of any nature whatsoever that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

5.9      Absence of Litigation; No Undisclosed Liabilities.  Except as otherwise disclosed to Buyer in writing on or prior to the date hereof or as would not reasonably be expected to have a Material Adverse Effect, (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or to the Knowledge of the Company, threatened or contemplated by, against or affecting the Company or any Subsidiary, or their Assets; and (ii) there are no outstanding Judgments against or affecting the Company, any Subsidiary, or their Assets. There are no obligations that are not appropriately reflected or reserved against in the financial statements described in Section 5.7 to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since December 31, 2012 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

5.10    Title to Assets.  Except as set forth on Schedule 5.10 hereto, the Company or a Significant Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company and the Significant Subsidiaries as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted.

5.11    Compliance with Laws.  The Company and the Subsidiaries (i) are in material compliance with all applicable Laws and Judgments; (ii) to the Knowledge of the Company, have all material Permits and such Permits are in full force and effect and no material suspension or cancellation of any of them is threatened; and (iii) to the Knowledge of the Company, are not under investigation with respect to, and have not been threatened to be charged with or given notice of, any material violation of all applicable Laws and Judgments.

5.12    No Directed Selling Efforts or General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Securities.

5.13    Tax Matters.  The Company and each of its Affiliates has made and timely filed all United States federal income Tax Returns and all foreign income Tax Returns and all other material Tax Returns required to be filed by it, and each such Tax Return has been prepared in material compliance with all applicable Laws, and all such Tax Returns are true and accurate in all material respects. Except and only to the extent that the Company or any of its Affiliates, as the case may be, has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company and each of its Affiliates has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company and each of its Affiliates has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes of the Company or any of its Affiliates in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Knowledge of the Company, no basis for any such claim. The Company and each of its Affiliates has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company or any of its Affiliates, in each case, regarding Taxes. Neither the Company nor any of its Affiliates has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any of its Affiliates has entered into any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(2). Neither the Company nor any of its Affiliates has liability for the Taxes of any person other than the Company or any of its Affiliates under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law). Neither the Company nor any of its Affiliates is party to, bound by or has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding (other than any agreement, arrangement or understanding solely among the Company and its Affiliates). Neither the Company nor any of its Affiliates is currently subject to a section 382 limitation, as defined in section 382 of the Code, with respect to any of its Tax attributes. The representation made in the previous sentence will be true immediately after the end of the Closing Date. The aggregate amount of the net operating loss carryovers for United States federal income tax purposes of the Company and its Affiliates as of December 31, 2011 equals or exceeds $88,830,601 and as of December 31, 2012, as currently estimated in good faith by the Company (but subject to future adjustment), equals or exceeds $86,051,682, and Schedule 5.13 attached hereto sets forth the dates on which such net operating loss carryforwards expire. The aggregate amount of the net capital loss carryovers for United States federal income tax purposes of the Company and its Affiliates as of December 31, 2011 equals or exceeds $41,251,297 and as of December 31, 2012, as currently estimated in good faith by the Company (but subject to future adjustment), equals or exceeds $58,892,311, and Schedule 5.13 attached hereto sets forth the dates on which such net capital loss carryforwards expire.

5.14    Internal Accounting Controls.    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2010, (i) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received, or otherwise had or obtained knowledge of, any complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

5.15    Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an “arm’s length” purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

5.16    Brokerage Fees.  There is no Person acting on behalf of the Company as placement agent in connection with the transactions contemplated hereby, and, other than the Special Committee’s retention of Sandler O’Neill, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the transactions contemplated hereby.

5.17    Investment Company.    The Company is not an “investment company” as defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company does not sponsor any person that is such an investment company.

5.18    Employee Matters.    All benefit and compensation plans, contracts, policies, programs or arrangements covering current or former employees, Directors and consultants of the Company and its Subsidiaries (the “Employees”), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and employment, consulting, retirement, pension, severance, termination, change in control, vacation, deferred compensation, stock option, stock purchase, stock appreciation rights, equity based, incentive, bonus, profit sharing, insurance, medical, welfare, fringe or other benefit plans, contracts, policies, programs or arrangements (the “Benefit Plans”) are listed in this Schedule 5.18 attached hereto, and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. All Benefit Plans are in substantial compliance with ERISA, the Code and other applicable laws. Each Benefit Plan which is subject to ERISA (the “ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, there are no circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither the Company nor any Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the Effective Date, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company nor any of the Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA. Neither the Company, any Subsidiary nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (x) maintains or contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA. All contributions required to be made under each Benefit Plan, as of the Effective Date, have been timely made and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the Financial Statements. As of the Effective Date, there is no material pending or, to the Knowledge of the Company threatened, litigation relating to the Benefit Plans. Neither the Company nor any Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement. The Company or its Subsidiaries may amend or terminate any such retiree health and life plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination. There has been no amendment to, announcement by the Company or any Subsidiary relating to, or change in participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. None of the transactions contemplated by this Agreement or the other Transaction Documents, individually or in the aggregate, (i) constitute a “change in control” or “change of control” (or phrases of similar import) within the meaning of any Benefit Plan, (ii) result in any payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any Employee, the Directors or any consultant of the Company or any Subsidiary under any Benefit Plan, (iii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) of the Code, (iv) increase any compensation or benefits otherwise payable under any Benefit Plan, (v) result in any acceleration of the time of payment or vesting of any such benefits, (vi) require the funding or increase in the funding of any such benefits, or (vii) result in any limitation on the right of the Company or any Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

5.19    Risk Management; Derivatives.  The Company and the Significant Subsidiaries have in place risk management policies and procedures designed to protect against material risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and the Significant Subsidiaries.

5.20      Foreign Corrupt Practices and International Trade Sanctions.  To the Knowledge of the Company, neither the Company nor any Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement; (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision; (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts; (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations; or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

5.21      Rule 144.    With a view to making available to Buyer the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell any of the Securities to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the Effective Date, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not and has not been an issuer defined as a Shell Company.

Buyer acknowledges and agrees that the Company makes no representations or warranties whatsoever, express or implied, except for those specifically set forth in this Article V, in any certificate delivered hereto or in any other Transaction Document.

ARTICLE VI

COVENANTS

6.1        Use of Proceeds.  The proceeds from the purchase and sale of the Securities shall be used by the Company for general corporate purposes.

6.2        Affirmative Covenants of the Company.  Following the Closing, for so long as Buyer, Daniel G. Cohen and its or their controlled Affiliates, Principals and Family Group members collectively own ten percent (10%) or more of the outstanding shares of the Common Stock (counting for such purposes all Conversion Shares and Convertible IFMI LLC Units as outstanding shares of the Common Stock), unless waived in writing by Buyer:

(a)      Reporting Status; Listing.  The Company shall (i) file all reports required to be filed under the Securities Act, under the Exchange Act, under any federal or state securities Laws and regulations applicable to the Company, and under the rules and regulations of the Trading Market; and (ii) comply in all material respects with the Company’s required reporting, filing and other obligations under the Bylaws or rules of the Trading Market.

(b)      Rule 144.  The Company shall:

  i.           use its reasonable best efforts to make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

 ii.          furnish to Buyer, promptly upon reasonable request, such statements, reports, documents or other information as may be reasonably requested by Buyer to permit Buyer to sell any of the Securities or Conversion Shares pursuant to Rule 144 without limitation or restriction;

iii.         promptly, at the request of Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying the eligibility for sale under Rule 144 of any portion of the Securities or Conversion Shares which Buyer proposes to sell (the “Securities Being Sold”), and receipt by the transfer agent of a “Rule 144 Opinion” from the Company or its counsel (or from Buyer and its counsel), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such transferee(s) thereof the transferred Securities Being Sold. If the transfer agent requires any additional documentation in connection with any proposed transfer by Buyer of any Securities Being Sold, then the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense; and

iv.         take such further action as Buyer may reasonably request, all to the extent required from time to time to enable Buyer to sell the Securities or the Conversion Shares without registration under the Securities Act.

(c)      Access to Books and Records.  The Company shall afford to Buyer and its representatives (including officers and employees of Buyer, and counsel, accountants and other professionals retained by Buyer), during normal business hours and upon reasonable notice to the Company, such access to the Company’s books, records, properties and personnel and to such other information as Buyer (if Buyer is not Daniel G. Cohen) may reasonably request; provided, however, that the Company may withhold such access to Buyer (if Buyer is not Daniel G. Cohen) or any such representative in the event that Buyer or such representative shall fail to execute a confidentiality agreement in a form reasonably satisfactory to the Company.

(d)      Efforts.  The Company shall use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary Consents or Permits, or any exemption by, all third parties and Governmental Authorities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to perform covenants contemplated by this Agreement and the other Transaction Documents.

6.3        Fees and Expenses.  Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that in the event that Buyer terminates this Agreement under Section 10.1(b)i or Section 10.1(e)(i) or the Company terminates this Agreement under Section 10.1(f)(ii), the Company will reimburse Buyer for all out-of-pocket expenses incurred by Buyer and its Affiliates in connection with due diligence, the negotiation and preparation of this Agreement, the Transaction Documents and the undertaking of the transactions contemplated herein and therein (including fees and expenses of counsel), up to an aggregate maximum amount of Three Hundred Thousand Dollars ($300,000).

6.4      Reservation of Shares.  The Company shall, at all times, have authorized and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary for the issuance of all of the Conversion Shares upon conversion of the Note (collectively, the “Share Reserve”). If at any time the Share Reserve is insufficient, then the Company shall, as soon as reasonably practicable, take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, then the Company shall call and hold a special meeting of the stockholders of the Company within ninety (90) business days of such occurrence, for the purpose of increasing the number of shares of Common Stock authorized, and, at any such special meeting, the Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized.

6.5      Disclosure of Transactions and Other Material Information.  The Company shall, on or before 8:30 a.m., New York City time, on the first (1st) trading day after the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated by this Agreement and the Transaction Documents. On or before 5:30 p.m., New York City time, on the second (2nd) business day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement and by the Transaction Documents in the form required by the Exchange Act (the “8-K Filing”). None of the Company, its Subsidiaries, or Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement or by the Transaction Documents without the express written consent of all of the other parties to this Agreement (such consent not to be unreasonably withheld or delayed); provided, however, that the Company shall be entitled, without the prior approval of Buyer, to file the 8-K Filing or other public disclosure as is required by applicable Law and regulations, subject to providing Buyer with reasonable opportunity to comment thereon. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Buyer or any of its Affiliates, or include the name of Buyer or any of its Affiliates in any filing with the SEC or any regulatory agency or Trading Market, without the prior consent of Buyer (such consent not to be unreasonably withheld or delayed), except: (a) as required by federal securities Laws in connection with (x) the 8-K Filing, (y) any registration statement contemplated by the Registration Rights Agreement, or (z) the filing of this Agreement and the final Transaction Documents with the SEC; and (b) to the extent that such disclosure is required by Law or Trading Market rules and regulations, in which case the Company shall provide Buyer with prior notice of such disclosure permitted under this clause (b).

6.6      NYSE MKT Listing Application.  Following the Effective Date and prior to the Closing, the Company shall prepare and file with the NYSE MKT an Additional Listing Application (the “Listing Application”) relating to the Common Shares and the Conversion Shares.

6.7        Stockholder Meeting and Company Proxy Statement. As promptly as reasonably possible following the Effective Date, but in any event within forty-five (45) days of the Effective Date, the Company shall call a meeting of its stockholders (the “2013 Annual Meeting of Stockholders”) to vote on, among other things, proposals (collectively, the “Stockholder Proposal”) regarding the issuance of the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares for purposes of Sections 711 and 713 of the NYSE MKT’s Company Guide, as applicable. The Board of Directors shall recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposal, and shall not modify or withdraw such resolution. In connection with the 2013 Annual Meeting of Stockholders, the Company shall promptly prepare and file with the SEC a Definitive Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act (the “Company Proxy Statement”), shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related the 2013 Annual Meeting of Stockholders to be mailed to the Company’s stockholders promptly after clearance by the SEC. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff with respect to the Company Proxy Statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and shall supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the 2013 Annual Meeting of Stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Company Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company agrees promptly to correct any information provided by it or on its behalf for use in the Company Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall promptly prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The Company shall consult with Buyer prior to mailing the Company Proxy Statement, or any amendment or supplement thereto, and provide Buyer with reasonable opportunity to comment thereon. The Board of Directors’ recommendation described in this Section 6.7 shall be included in the Company Proxy Statement.

6.8        Board Representatives.

(a)      Minority Board Representative.  Following the Closing, if Buyer, Daniel G. Cohen and its or their controlled Affiliates, Principals and Family Group members collectively own ten percent (10%) or more of the outstanding shares of the Common Stock (counting for such purposes all Conversion Shares and Convertible IFMI LLC Units as outstanding shares of the Common Stock) as of the record date of a Meeting, then:

i.          Buyer shall be entitled to designate one (1) individual (the “Minority Board Representative”) to stand for election to the Board of Directors at such Meeting; provided, however, that such Minority Board Representative shall have satisfied all of the requirements applicable to the Directors under applicable Law, the Articles of Incorporation, the Bylaws and any customary director qualification standards in effect as of the Effective Date and disclosed to Buyer or adopted by the Board of Directors after the Closing; and

ii.          the Board of Directors shall (i) nominate such Minority Board Representative for election to the Board of Directors at such Meeting; (ii) recommend to the Company’s stockholders the election of the Minority Board Representative at such Meeting; and (iii) solicit proxies for such Minority Board Representative in connection with such Meeting to the same extent as it does for any of its other nominees to the Board of Directors.

(b)      Upon any Minority Board Representative’s death, resignation, retirement, disqualification or removal from office as a Director (including by failure to elect or re-elect), if there is a vacancy on the Board of Directors as a result of such occurrence, then:

 i.          Buyer shall have the right to designate the successor for such Minority Board Representative; provided, however, that such successor shall have satisfied all of the requirements applicable to the Directors under applicable Law, the Articles of Incorporation, the Bylaws and any customary director qualification standards in effect as of the Effective Date and disclosed to Buyer or adopted by the Board of Directors after the Closing; and

ii.          the Board of Directors take all necessary actions to fill the vacancy resulting therefrom with such successor.

(c)      Removal of Board Representatives.  Notwithstanding any other provision of this Agreement, if Buyer, Daniel G. Cohen and its or their controlled Affiliates, Principals and Family Group members collectively own less than ten percent (10%), then (A) the terms and conditions set forth in Section 6.9(a) and Section 6.9(b) shall be null and void; and (B) if so requested by the Board of Directors (in its sole discretion), Buyer shall cause the Minority Board Representative or any of its successors designated by Buyer pursuant to Section 6.9(a) and Section 6.9(b), to resign from his or her position as Director.

6.9        Gross-Up Rights.

(a)      Sale of New Securities. After the Closing, for so long as Buyer, Daniel G. Cohen and its or their controlled Affiliates, Principals and Family Group members collectively own ten percent (10%) or more of the outstanding shares of the Common Stock (counting for such purposes all Conversion Shares and Convertible IFMI LLC Units as outstanding shares of the Common Stock) (before giving effect to any issuances triggering provisions of this Section 6.9), at any time that the Company or IFMI, LLC makes any public or nonpublic offering or sale of any equity (including the Common Stock, or any preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity (including Convertible IFMI LLC Units) or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) other than (i) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors (so long as the authorized awards under the Company’s stock incentive plans represent less than ten percent (10%) of the outstanding shares of the Company’s capital stock) or the issuance of capital stock pursuant to any employee stock purchase plan of the Company approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case, in the ordinary course of providing incentive compensation, (ii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction, (iii) issuances of shares of the Common Stock upon the conversion or exercise of any convertible preferred stock or notes outstanding as of the Effective Date or issued pursuant to the Transaction Documents, in each case, in accordance with the terms thereof as of the Effective Date); (iv) issuances of rights, stock or other property pursuant to the Shareholder Rights Plan; or (v) issuances of Convertible IFMI LLC Units pursuant to Section 6.10(x) or (y) of the IFMI LLC Agreement, Buyer shall be afforded the opportunity to acquire from the Company and/or IFMI, LLC for the same price (net of any underwriting discounts or sales commissions) and on the same terms as New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate equivalent interest in the Company immediately prior to any such issuance of New Securities (counting for such purposes all Conversion Shares and Convertible IFMI LLC Units as outstanding shares of the Common Stock).

(b)      Notice.  In the event the Company and/or IFMI, LLC proposes to offer or sell New Securities that are subject to Buyer’s rights under Section 6.9(a), the Company and/or IFMI, LLC (as applicable) shall give Buyer written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company and/or IFMI, LLC proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than five (5) business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company and/or IFMI, LLC proposes to pursue any other offering. Buyer shall then have ten (10) business days from the date of receipt of such a notice to notify the Company and/or IFMI, LLC (as applicable) in writing that it intends to exercise its rights provided in this Section 6.9 and as to the amount of New Securities Buyer desires to purchase, up to the maximum amount calculated pursuant to Section 6.9(a). Such notice shall constitute a nonbinding indication of interest of Buyer to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s and/or IFMI, LLC’s notice to it. The failure of Buyer to respond within such ten (10) business day period shall be deemed to be a waiver of Buyer’s rights under this Section 6.9 only with respect to the offering described in the applicable notice. The Company shall cause IFMI, LLC to comply with this Section 6.9.

6.10    Redemption Transactions.  Following the Closing, for so long as Buyer, Daniel G. Cohen and its or their controlled Affiliates, Principals and Family Group members collectively own ten percent (10%) or more of the outstanding shares of the Common Stock (counting for such purposes all Conversion Shares and Convertible IFMI LLC Units as outstanding shares of the Common Stock), the Company shall not redeem, recapitalize or repurchase any shares of capital stock of the Company, or rights, options or warrants to purchase shares of capital stock of the Company, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for capital stock of the Company (except with respect to the Conversion Shares) unless Buyer is given the right to participate in such redemption, recapitalization, or repurchase in a pro rata manner.

6.11      Additional Covenants Prior to Closing.  Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 10.1, except as expressly provided in this Agreement or as otherwise consented to in writing in advance by Buyer:

(a)      The Company shall promptly provide Buyer with written notice of the occurrence of any circumstance, event, change, development or effect occurring after the date hereof and relating to the Company or any Subsidiary of which the Company has Knowledge and which constitutes a Material Adverse Effect or otherwise causes or renders any of the representations and warranties of the Company or any Subsidiary, as applicable, set forth in this Agreement to be inaccurate.

(b)      The Company shall not agree to any amendment, waiver or modification of the Transaction Documents to which Buyer is not a party.

(c)      The Company will not modify, in any manner, the limited liability company agreement of IFMI, LLC, other than by the effectiveness of the LLC Agreement Amendment, which amendment shall not be modified in any manner.

(d)      The Company shall and shall cause the Subsidiaries to take all actions necessary to ensure that none of the transactions contemplated by this Agreement or the other Transaction Documents, individually or in the aggregate, shall give rise to a “change in control” or “change of control,” the acceleration of any right, or result in any additional rights, under any Benefit Plan.

(e)      The Company shall, and shall cause each Subsidiary to conduct its and their businesses only in the ordinary course of business consistent with past practice and shall use reasonable best efforts to maintain and preserve its and each Subsidiary’s business (including its business organization, Assets, goodwill and insurance coverage) and preserve business relationships with customers, strategic partners and others having business dealings with it.

(f)      Except as required pursuant to any existing written, binding agreements in effect prior to the date of this Agreement, the Company shall not, and shall cause each Subsidiary to not, take any of the following actions:

 i.          other than in the ordinary course of business, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or incur any indebtedness of the Company that would be senior in right of payment or any other respect to the Note;

ii.          (A) adjust, split, combine or reclassify any capital stock of the Company; (B) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of the capital stock (except dividends paid by any Subsidiary to the Company or any of the Company’s other wholly-owned Subsidiaries and regular quarterly dividends in an amount not to exceed $0.02 per share); (C) grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any Person any right to acquire any shares of capital stock; or (D) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the Effective Date in accordance with their terms or as otherwise permitted by this Agreement;

iii.          sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or Assets to any Person other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any Claims held by any such Person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

iv.          except for transactions in the ordinary course of business or pursuant to Contracts or agreements in force at the date of this Agreement or permitted by this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or non-investment assets of any other Person other than a wholly-owned Subsidiary or make any capital expenditure in excess of Two Hundred Thousand Dollars ($200,000);

 v.          except for transactions in the ordinary course of business, terminate, materially amend, or waive any material provision of, any material Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, or material Contract, other than normal renewals of Contracts without material adverse changes of terms, or enter into any material Contract;

vi.          except as required under applicable law or the terms of any Benefit Plan existing as of the Effective Date, as applicable, (A) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (B) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (C) materially increase the compensation or benefits payable to any current or former employee, officer, director or consultant (other than in connection with a promotion or change in responsibilities), (D) pay or award, or commit to pay or award, any bonuses or incentive compensation other than in the ordinary course consistent with past practice, (E) grant or accelerate the vesting of any equity-based awards or other compensation, (F) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (G) fund any rabbi trust or similar arrangement, (H) terminate the employment or services of any officer or any employee whose target annual compensation is greater than One Hundred Thousand Dollars ($100,000), other than for cause, or (I) hire any officer, employee, independent contractor or consultant who has target annual compensation (excluding targeted annual compensation based on commission) greater than One Hundred Thousand Dollars ($100,000);

 vii.          settle any material Claim, except in the ordinary course of business or for settlement of a Claim that is settled in an amount and for consideration not in excess of Five Hundred Thousand Dollars ($500,000) and that would not impose any material restriction on the business of the Company or any Subsidiary;

viii.          amend its organizational documents or its bylaws or comparable governing documents;

  ix.          other than in prior consultation with Buyer, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade other than in the ordinary course of business within the capital limits currently in use by the Company;

   x.          enter into any new line of business;

  xi.          take any action that, or fail to take any action the failure of which to be taken, could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated in this Agreement and the Transaction Documents; or

 xii.          take, offer, propose or authorize any of, or commit or agree to take any of, the foregoing.

6.12    Efforts.  Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective as promptly as practicable the transactions contemplated hereby and under the other Transaction Documents and to cooperate with the other parties in connection with the foregoing. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to (i) obtain any required approvals or consents as promptly as practicable, (ii) to lift or rescind as promptly as practicable any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings, if any, and (iv) to fulfill all of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Article VIII. Without limiting the generality of the foregoing, Buyer shall use its reasonable best efforts to fulfill all of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Sections 7.1 and 7.4.

ARTICLE VII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and to sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

7.1      Buyer’s Execution of Transaction Documents.  Buyer shall have executed the Transaction Documents that require Buyer’s execution, and delivered such Transaction Documents to the Company.

7.2      NYSE MKT Approval of the Listing of the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares.  Pursuant to the Listing Application, the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares shall have been approved for listing on the NYSE MKT by the NYSE MKT.

7.3      Company Stockholder Approval of Contemplated Transactions.  In connection with the Company Proxy Statement, the Company’s stockholders shall have approved the issuance of the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares.

7.4      Accuracy of Buyer’s Representations; Compliance with Covenants.    The representations and warranties of Buyer other than the Buyer Fundamental Representations shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article IV above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), the Buyer Fundamental Representations shall be true and correct in all respects (except for de minimis failures) and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS TO PURCHASE

The obligation of Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (which conditions shall be deemed satisfied upon the occurrence of the Closing), provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion:

8.1      Company Execution of the Transaction Documents.  The Company shall have executed and delivered the Transaction Documents that require the Company’s execution and delivered such Transaction Documents to Buyer and all such Transaction Documents shall have been fully executed by all other parties thereto (other than Buyer) and remain in full force and effect.

8.2      NYSE MKT Approval of the Listing of the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares.  Pursuant to the Listing Application, the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares shall have been approved for listing on the NYSE MKT by the NYSE MKT.

8.3      Company Stockholder Approval of Contemplated Transactions.  In connection with the Company Proxy Statement, the Company’s stockholders shall have approved the issuance of the Common Shares, the Conversion Shares, the Mead Park Shares and the Mead Park Conversion Shares.

8.4      Composition of the Board of Directors.  The Board of Directors shall consist of Daniel G. Cohen, Jack DiMaio, Christopher Ricciardi, and five (5) of the Current Independent Directors. In addition, Jack DiMaio shall be Chairman of the Board of Directors, and Daniel G. Cohen shall be Vice-Chairman of the Board of Directors and President of the Company’s European operations, including the President of CCFL.

8.5      Employment Agreements.  The Cohen IFMI Employment Agreement shall have been amended and restated and the Cohen PrinceRidge Employment Agreement shall have been terminated, in each case, as provided in the Amended and Restated Cohen Employment Agreement, which shall be in full force and effect as of the Closing.

8.6      Mead Park Purchase Agreement.  The Mead Park Purchase Agreement shall remain in effect and, simultaneous with the Closing, Mr. Cohen shall purchase from the Company and the Company shall sell to Mr. Cohen (i) the Mead Park Shares, for a purchase price of Two Dollars ($2.00) per share, representing an aggregate purchase price of Three Million Eight Hundred Ninety-Eight Thousand Three Hundred Thirty-Four Dollars ($3,898,334); and (ii) the Mead Park Note in the aggregate principal amount of Five Million Eight Hundred Forty-Seven Thousand Five Hundred and One Dollars ($5,847,501), pursuant to the Mead Park Purchase Agreement.

8.7      Accuracy of Company’s Representations; Compliance with Covenants.  The representations and warranties of the Company other than the Company Fundamental Representations and the representations set forth in Section 5.13 (Tax Matters) shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article V above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case they shall be true and correct in all material respects as of such specified date), the Company Fundamental Representations and the representations set forth in Section 5.13 (Tax Matters) shall be true and correct in all respects (except for de minimis failures) and, with respect to any matter disclosed to Buyer in writing in response to a representation set forth Article V, there shall have been no materially adverse developments that would reasonably be expected to result in a Material Adverse Effect in connection with any such matter. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8.8      Closing Certificates.  The Company shall have executed and delivered to Buyer a closing certificate in substance and form reasonably required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company, from the State of Maryland Department of Assessments and Taxation, as of a date within thirty (30) days of the Closing Date; (ii) the Articles of Incorporation; (iii) the Bylaws; and (iv) copies of the resolutions of the of the Company, consistent with Section 5.2, as adopted by the Board of Directors in a form reasonably acceptable to Buyer, and a senior executive officer of the Company shall have executed and delivered to Buyer a closing certificate, dated as of the Closing Date, certifying to the effect that the conditions set forth in Section 8.7 have been satisfied.

8.9        Opinion.  Buyer shall have received from outside counsel to the Company, a written opinion dated as of the Closing Date that addresses (i) the due incorporation of the Company, (ii) the due authorization and valid issuance of the Common Shares and (iii) the due authorization, execution and delivery of this Agreement and the Transaction Documents and shall also have received a 10b-5 letter in form and substance reasonably satisfactory to Buyer.

8.10      Tax Benefits.  Since the date of this Agreement, (i) there shall have been no material change to any rules under Sections 382, 383 or 384 of the Code that adversely affect the application of Sections 382, 383 or 384 of the Code to any net operating losses, unrealized built-in losses or other tax attributes of the Company and any Affiliate (if relevant) that exist on or after the Closing Date; and (ii) an Ownership Change (as defined by Section 382(g) of the Code), in Buyer’s reasonable judgment, has not occurred and will not occur as a result of the transactions contemplated herein. The Shareholder Rights Plan shall be in effect and shall have been in continuous effect since the Effective Date, with the distribution of preferred stock purchase rights occurring promptly thereafter.

8.11      Articles Supplementary; Designation and Issuance of Series E Voting Non-Convertible Preferred Stock.  Articles supplementary to the Company’s Articles of Incorporation that provide for the designation of the Series E Voting Non-Convertible Preferred Stock shall have been filed with the State of Maryland Department of Assessments and Taxation and shall be effective. In accordance with the terms and provisions of the Exchange Agreement, any and all outstanding shares of Series D Voting Non-Convertible Preferred Stock shall have been exchanged into outstanding shares of Series E Voting Non-Convertible Preferred Stock, which series shall be perpetual, and all such shares of Series E Voting Non-Convertible Preferred Stock shall have been duly authorized, validly issued and shall be fully paid and nonassessable.

8.12      Amendment to IFMI LLC Agreement.  The LLC Agreement Amendment shall be effective.

8.13      No Injunctions.  No provision of any applicable Law and no Judgment shall prohibit the Closing or shall prohibit or restrict Buyer or its Affiliates from owning, voting, converting or exercising any Securities or Conversion Shares in accordance with the terms thereof and no Proceeding shall have been commenced by a Governmental Authority seeking to effect any of the foregoing.

ARTICLE IX

INDEMNIFICATION

9.1      Company’s Obligation to Indemnify.  The Company hereby agrees to defend, indemnify and hold harmless Buyer and Buyer’s Affiliates and subsidiaries, and its respective directors, officers, partners, employees, agents and representatives, and any Person who controls Buyer, and the successors and assigns of each of the foregoing (collectively, the “Buyer Indemnified Parties”), to the fullest extent lawful, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all amounts arising out of Claims payable by any of the Buyer Indemnified Parties to any Person, as well as reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and other similar costs, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The Company will not be liable to Buyer under this indemnity: (x) for any settlement by Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (y) to the extent that a Claim is attributable to Buyer’s breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding anything to the contrary contained in this Section 9.1 or anywhere else in this Agreement or in the Transaction Documents, the aggregate amount of indemnification which may be sought, claimed and/or recovered by the Buyer Indemnified Parties (collectively) from the Company pursuant to this Section 9.1 relating to a breach of a representation or warranty by the Company (other than a breach of the Company Fundamental Representations), excluding the representation and warranty of the Company set forth in clause (ii) of Section 5.5) shall not, under any circumstances, exceed Ten Million Dollars ($10,000,000).

9.2      Buyer’s Obligation to Indemnify.  Buyer agrees to defend, indemnify and hold harmless the Company and each of the Company’s Affiliates and Subsidiaries, and their respective directors, officers, partners, employees, agents and representatives, and the successors and assigns of each of the foregoing (collectively, the “Company Indemnified Parties”), to the fullest extent lawful, from and against any and all Claims made, brought or asserted against the Company Indemnified Parties, or any one of them, and Buyer hereby agrees to pay or reimburse the Company Indemnified Parties for any and all amounts arising out of Claims payable by any of the Company Indemnified Parties to any Person, as well as reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and other similar costs, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) any breach of any covenant, agreement or Obligation of Buyer contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. Buyer will not be liable to the Company under this indemnity: (x) for any settlement by the Company in connection with any Claim effected without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (y) to the extent that a Claim is attributable to the Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding anything to the contrary contained in this Section 9.2 or anywhere else in this Agreement or in the Transaction Documents, the aggregate amount of indemnification which may be sought, claimed and/or recovered by the Company Indemnified Parties (collectively) from Buyer pursuant to this Section 9.2 relating to a breach of representation or warranty made by Buyer (other than a breach of the Buyer Fundamental Representations) shall not, under any circumstances, exceed Three Hundred Thousand Dollars ($300,000).

ARTICLE X

TERMINATION

10.1       Termination Events.  This Agreement may be terminated at any time prior to the Closing:

 (a)      by the written consent of the Company and Buyer.

 (b)      by Buyer with written notice to the Company if:

 i.     a material breach of this Agreement has been committed by the Company and such material breach has not been (i) waived in writing by Buyer, or (ii) cured by the Company to the reasonable satisfaction of Buyer within fifteen (15) days following the Company’s receipt of written notice of such material breach from Buyer; or

ii.     the Closing shall not have occurred on or before September 30, 2013 (the “Transaction Deadline”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by Buyer prior to the Closing.

 (c)      by the Company with written notice to Buyer if:

 i.     a material breach of this Agreement has been committed by Buyer and such material breach has not been (i) waived in writing by the Company, or (ii) cured by Buyer to the reasonable satisfaction of the Company within fifteen (15) days following Buyer’s receipt of written notice of such material breach from the Company; or

ii.     the Closing shall not have occurred on or before the Transaction Deadline, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by the Company prior to the Closing.

 (d)      by Buyer or the Company in the event that there shall be (i) any Law that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or (ii) any Judgment restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement and such Judgment shall have become final and non-appealable.

(e)      (i) by Buyer, if any of the conditions to Closing set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.11, or 8.12 are not capable of being satisfied on or before the Transaction Deadline, provided, in each case, that Buyer is not the reason that such condition is not capable of being satisfied, or (ii) by Buyer, if any of the conditions to Closing set forth in Sections 8.10 or 8.13 are not capable of being satisfied on or before the Transaction Deadline, provided, in each case, that Buyer is not the reason that such condition is not capable of being satisfied.

(f)      (i) by the Company, if any of the conditions to Closing set forth in Article VII (other than Sections 7.2, 7.3 and 7.4) are not capable of being satisfied on or before the Transaction Deadline, or (ii) by the Company, if any of the conditions to Closing set forth in Sections 7.2 and 7.3 are not capable of being satisfied on or before the Transaction Deadline, provided, in each case, that the Company is not the reason that such condition is not capable of being satisfied.

10.2      Effect of Termination. If this Agreement is terminated pursuant to this Article X, then all further obligations of the parties under or pursuant to this Agreement and under or pursuant to the Transaction Documents (other than Section 6.3, if applicable) shall terminate without further liability of any party to the other parties; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement of breach of this Agreement prior to any termination thereof.

ARTICLE XI

MISCELLANEOUS

11.1      Anti-Sandbag Provision.  Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that no representation or warranty of the Company in this Agreement shall be deemed to be untrue or incorrect, and the Company shall be deemed not to be in breach thereof, if Buyer or Daniel G. Cohen had knowledge on the Effective Date or the Closing Date, as applicable, that any such representation or warranty was untrue or incorrect.

11.2      Interpretation.  In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” mean U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

11.3    Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attn: Joseph W. Pooler, Jr. Facsimile: (215) 701-8280 E-mail: jpooler@ifmi.com and to:

Institutional Financial Markets, Inc. 1633 Broadway, 28th Floor New York, New York 10019 Attn: Rachael Fink Facsimile: (866) 543-2907 E-mail: rfink@ifmi.com

With a copy to:	Duane Morris LLP 430 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 239-4958 Email: dmix@duanemorris.com

If to Buyer:	At the address on the books and records of the Company.

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.4    Entire Agreement.  This Agreement and (i) the Exhibits and Schedules attached hereto, and (ii) the documents delivered pursuant hereto, including the Transaction Documents, collectively, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written.

11.5      Assignment.  No party hereto may sell or assign this Agreement or any of the Transaction Documents, or any portion thereof or any rights thereunder, either voluntarily or by operation of law, nor delegate any of their respective duties or obligations hereunder or thereunder, without the prior written consent of all of the other parties to this Agreement, except that Buyer shall be permitted to assign its rights or obligations hereunder to its and Daniel G. Cohen’s controlled Affiliates, Principals and Family Group members (any such transferee shall be included in the term “Buyer”); provided, that no such assignment shall relieve Buyer of any of its obligations under this Agreement.

11.6      Binding Effect.  This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.7      Amendment.  The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

11.8      No Waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

11.9      Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.10    Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and the same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

11.11    Headings.  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.12    Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws that would result in the application of the laws of another jurisdiction. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in New York City, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

11.13    Further Assurances.    The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement and the other Transaction Documents.

11.14    Survival.  The covenants and agreements made by the Company and Buyer herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative. The representations and warranties made by the Company and Buyer herein shall survive for a period of eighteen (18) months following the Closing Date, provided, however, that the Company Fundamental Representations and Buyer Fundamental Representations shall survive for a period of three (3) years following the Closing Date. Notwithstanding the foregoing in this Section 11.14, the representations and warranties contained in Section 5.13 (Tax Matters) shall survive until the expiration of the statute of limitation applicable thereto.

11.15    Time is of the Essence.  The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

11.16    Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.17    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, then the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

11.18    No Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the provisions of Article IX are intended for the benefit of the Persons referred to in that Article.

11.19    WAIVER OF JURY TRIAL.    EACH OF BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER TO PURCHASE THE SECURITIES.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed as of the date and year first set forth above.

COMPANY:

INSTITUTIONAL FINANCIAL MARKETS, INC.

By: /s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

BUYER:

COHEN BROS. FINANCIAL, LLC

By: /s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Managing Member

[Signature page to Securities Purchase Agreement]

DISCLOSURE SCHEDULES

TO

SECURITIES PURCHASE AGREEMENT

May 9, 2013

These Schedules relate to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated May 9, 2013 by and between Institutional Financial Markets, Inc., a Maryland corporation (“IFMI, Inc.” or the “Company”), and Cohen Bros. Financial, LLC (“Buyer”).

Section and subsection references in these Schedules are references to the corresponding sections and subsections of the Securities Purchase Agreement and are inserted solely for the sake of convenience. All capitalized terms not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement. Any matter disclosed in any section of these Schedules shall be deemed disclosed in all other sections of the Schedules to the extent that such disclosure is reasonably apparent to be applicable to such other sections, notwithstanding the reference to a particular section or subsection.

To the extent that any representation or warranty contained in the Securities Purchase Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in these Schedules does not constitute a determination by Buyer or the Company that such matters are material. Nor in such cases where a representation or warranty is limited or qualified by the materiality of the matters to which the representation or warranty is given shall the disclosure of any matter in these Schedules imply that any other undisclosed matter having a greater value or significance is material.

The inclusion in these Schedules of any matter or document shall not constitute any representation, warranty or undertaking not expressly set forth in the Securities Purchase Agreement nor shall such disclosure be taken as extending the scope of any such representations or warranties. Nothing in these Schedules constitutes an admission of liability or obligation of Buyer or the Company to any third party, or any admission against Buyer or the Company or the interest of Buyer or the Company.

1

SCHEDULE 5.3

CAPITALIZATION

(i)

RESTRICTED IFMI, INC. COMMON STOCK

Recipient	Vesting Date	Amount of Shares or Units	Entity
Beach, Walter	3/4/2014	19,231	IFMI, Inc.
Bennett, Rodney	3/4/2014	19,231	IFMI, Inc.
Brahney, Tom	1/13/2014	22,523	IFMI, Inc.
Burklin, Stephan	1/13/2014	16,216	IFMI, Inc.
Caton, Cameron	1/13/2014	22,523	IFMI, Inc.
Cohen, Daniel G.	100,000 - 12/31/2013; 100,000 - 12/31/2014	200,000	IFMI, Inc.
Costello, Thomas	3/4/2014	19,231	IFMI, Inc.
Curcio, Vincent	1/13/2014	22,523	IFMI, Inc.
Dawson, G. Steven	3/4/2014	19,231	IFMI, Inc.
DiGennaro, Daniel	1/13/2014	6,757	IFMI, Inc.
Donovan, Joseph	3/4/2014	19,231	IFMI, Inc.
Haraburda, Jack	3/4/2014	19,231	IFMI, Inc.
Hatton, John	1/13/2014	45,045	IFMI, Inc.
House, David	1/13/2014	22,523	IFMI, Inc.
Jacobs, Michael	1/13/2014	17,568	IFMI, Inc.
Listman, Doug	09/30/2013	30,000	IFMI, Inc.
Lukas, JoAnn	1/13/2014	4,505	IFMI, Inc.
Pooler, Joseph	32,500 - 12/31/2013; 17,500 - 12/31/2014	50,000	IFMI, Inc.
Powell, James	6/30/2013	52,788	IFMI, Inc.
Quijano-Martinez, Lizette	1/13/2014	33,784	IFMI, Inc.

2

SCHEDULE 5.3

CAPITALIZATION CONT’D

Recipient	Vesting Date	Amount of Shares or Units	Entity
Subin, Neil	3/4/2014	19,231	IFMI, Inc.
Tessar, John	12/31/2014	32,258	IFMI, Inc.
Ullom, Lance	3/4/2014	19,231	IFMI, Inc.
Wolcott, Charles	3/4/2014	19,231	IFMI, Inc.

TOTAL:		752,092

RESTRICTED IFMI, LLC AND IFMI, INC. UNITS
Recipient	Vesting Date	Amount of Shares or Units	Entity
Burklin, Stephan	1/13/2014	9,938	IFMI, LLC
Butkevits, Vince	1/13/2014	74,536	IFMI, LLC
DiGennaro, Daniel	1/13/2014	9,938	IFMI, LLC
Ferry, James	1/13/2014	74,536	IFMI, LLC
Jacobs, Michael	1/13/2014	5,591	IFMI, LLC
Lukas, JoAnn	1/13/2014	6,212	IFMI, LLC
Weaver, Daniel	1/13/2014	5,591	IFMI, LLC
Hohns, Andrew	Variable; based on performance thresholds	500,000	IFMI, Inc.
Vernhes, Paul	3/31/2014	132,450	IFMI, Inc.

TOTAL:		818,792

3

SCHEDULE 5.3

CAPITALIZATION CONT’D

VESTED IFMI, LLC UNITS

Recipient	Vesting Date	Amount of Shares or Units	Entity
Cohen, Daniel G.	N/A	4,983,557	IFMI, LLC
Koster, Linda	N/A	72,088	IFMI, LLC
Ricciardi, Christopher	N/A	223,520	IFMI, LLC
Ricciardi, Stephanie	N/A	44,925	IFMI, LLC

TOTAL:		5,324,090

UNVESTED RESTRICTED PRINCERIDGE UNITS

Recipient	Vesting Date	Amount of Shares or Units	Entity
Holmes, James	2/28/2014	234	PrinceRidge
Pelletier, Renault	2/28/2014	335	PrinceRidge
Teng, Sophia	2/28/2014	167	PrinceRidge

TOTAL:		736

Other Securities / Instruments with Redemptive Features

The PrinceRidge units not owned by IFMI, LLC; ($532,527 as of March 31, 2013) are subject to redemption by PrinceRidge upon the withdrawal of limited partners.

(ii)

Outstanding Debt Securities

1.	$28,125,000 of outstanding par value of junior subordinated notes - Alesco Capital Trust I;
2.	$20,000,000 of outstanding par value of junior subordinated notes - Sunset Financial Statutory Trust I; and
3.	$8,121,000 of outstanding par value of 10.50% Contingent Convertible Senior Notes Due 2027 (convertible into common shares at approximately $116.37 per share).

4

SCHEDULE 5.3

CAPITALIZATION CONT’D

Pro Forma Beneficial Ownership Table

	IFMI, Inc. Common Stock
	Common Stock	Restricted Stock	Total	Series E Voting Non- Convertible Preferred Stock	Total Voting	Securities Purchase Agreement	Pro Forma without Converts	Percentage	Convertible Debt (2)	Pro Forma Assuming Conversion	Percentage
Cohen, Daniel G.	503,142	200,000	703,142	4,983,557	5,686,699	800,000	6,486,699	32.5%	800,000	7,286,699	32.1%
Mead Park	–	–	–	–	–	1,949,167	1,949,167	9.8%	1,949,167	3,898,334	17.2%
Ricciardi, Christopher (1)	1,472,175	–	1,472,175	–	1,472,175	–	1,472,175	7.4%	–	1,472,175	6.5%
McEntee, Jay	573,445	–	573,445	–	573,445	–	573,445	2.9%	–	573,445	2.5%
Pooler, Joseph	117,895	50,000	167,895	–	167,895	–	167,895	0.8%	–	167,895	0.7%
Listman, Doug	49,616	30,000	79,616	–	79,616	–	79,616	0.4%	–	79,616	0.4%
Fink, Rachael	18,392	–	18,392	–	18,392	–	18,392	0.1%	–	18,392	0.1%
Beach, Walter	105,731	19,231	124,962	–	124,962	–	124,962	0.6%	–	124,962	0.6%
Bennett, Rodney	61,412	19,231	80,643	–	80,643	–	80,643	0.4%	–	80,643	0.4%
Costello, Thomas	62,922	19,231	82,153	–	82,153	–	82,153	0.4%	–	82,153	0.4%
Dawson, G. Steven	76,931	19,231	96,162	–	96,162	–	96,162	0.5%	–	96,162	0.4%
Donovan, Joseph	57,578	19,231	76,809	–	76,809	–	76,809	0.4%	–	76,809	0.3%
Haraburda, Jack	62,722	19,231	81,953	–	81,953	–	81,953	0.4%	–	81,953	0.4%
Ullom, Lance	83,072	19,231	102,303	–	102,303	–	102,303	0.5%	–	102,303	0.5%
Wolcott, Charles	65,662	19,231	84,893	–	84,893	–	84,893	0.4%	–	84,893	0.4%
Subin, Neil S.	123,627	19,231	142,858	–	142,858	–	142,858	0.7%	–	142,858	0.6%
Public and Other	8,050,690	299,013	8,349,703	–	8,349,703	–	8,349,703	41.8%	–	8,349,703	36.8%

TOTAL:	11,485,012	752,092	12,237,104	4,983,557	17,220,661	2,749,167	19,969,828	100.0%	2,749,167	22,718,995	100.0%

5

SCHEDULE 5.3

CAPITALIZATION CONT’D

Note: The pro forma beneficial ownership table in this Schedule 5.3 excludes the following securities, which do not have voting rights at the IFMI, Inc. level:

	Vested IFMI, LLC Units (i)	Unvested Restricted IFMI, LLC Units	Unvested Restricted Units of IFMI, Inc.	Total
Koster, Linda	72,088	–	–	72,088
Ricciardi, Christopher	223,520	–	–	223,520
Ricciardi, Stephanie	44,925	–	–	44,925
Burklin, Stephan	–	9,938	–	9,938
Butkevits, Vince	–	74,536	–	74,536
DiGennaro, Daniel	–	9,938	–	9,938
Ferry, James	–	74,536	–	74,536
Jacobs, Michael	–	5,591	–	5,591
Lukas, JoAnn	–	6,212	–	6,212
Weaver, Daniel	–	5,591	–	5,591
Hohns, Andrew	–	–	500,000	500,000
Vernhes, Paul	–	–	132,450	132,450

TOTAL:	340,533	186,342	632,450	1,159,325

6

SCHEDULE 5.4

SUBSIDIARIES

Please see the attached organizational chart for a list of Subsidiaries and details regarding the Company’s ownership thereof.

C&Co/PrinceRidge Holdings LP Profit Units:

	Vested	Unvested	Total	Percentage
Daniel G. Cohen	6	–	6	0.00%
Armand Pastine	440	–	440	0.16%
Leland Harrs	846	–	846	0.31%
John McNicholas	1,924	–	1,924	0.71%
Paul Pasqua	133	–	133	0.05%
IFMI, Inc.	268,283	–	268,283	98.50%
James Holmes	–	234	234	0.09%
Renault Pelletier	–	335	335	0.12%
Sophia Teng	–	167	167	0.06%
TOTAL:	271,632	736	272,368	100.00%

C&Co/PrinceRidge Holdings LP Equity Units:

	Vested	Unvested	Total	Percentage
Daniel G. Cohen	6	–	6	0.00%
Armand Pastine	440	–	440	0.16%
Leland Harrs	846	–	846	0.31%
John McNicholas	1,924	–	1,924	0.71%
Paul Pasqua	133	–	133	0.05%
IFMI, Inc.	267,153	–	267,153	98.49%
James Holmes	–	234	234	0.09%
Renault Pelletier	–	335	335	0.12%
Sophia Teng	–	167	167	0.06%
TOTAL:	270,502	736	271,238	100.00%

7

SCHEDULE 5.10

TITLE TO ASSETS

Balance Sheet Category	Description
1. Receivables from brokers, dealers, and clearing agencies	The Company’s clearing arrangements may restrict its ability to transfer these receivables. These are not Encumbered, but may be restricted as to transfer.
2. Investments - trading	This serves as collateral for the Company’s margin loan with its clearing agent. Therefore, this would be considered Encumbered.
3. Receivables under resale agreements

The collateral the Company has for these loans is re-pledged to the Company’s counterparty under its repurchase agreement. Therefore, the collateral may be restricted as to transfer and may be considered Encumbered.

4. Other Assets - Equity Method Affiliations

In order to transfer the Company’s investment in Star Asia Japan Special Situations LP, the Company would need the consent of Star Asia Partners Ltd., the fund’s general partner, which cannot be unreasonably withheld. The Company owns approximately 33% of Star Asia Partners Ltd.

—	CIT Communications Finance Corporation has filed a UCC financing statement evidencing a security interest in certain assets of JVB Financial Group, L.L.C.

—

PrinceRidge has filed a UCC financing statement evidencing a security interest in all of IFMI, LLC’s interests in its capital accounts in, and units of, both PrinceRidge and C&Co/PrinceRidge Partners LLC (formerly known as PrinceRidge Partners LLC).

8

SCHEDULE 5.13

TAX MATTERS

FEDERAL NOL ROLLFORWARD

		Loss / (Income)		Loss / (Income)		Loss / (Income)		Loss / (Income)
Year	12/31/2008	2009	12/31/2009	2010	12/31/2010	2011	12/31/2011	2012	12/31/2012	Expiration
	($)	($)	($)	($)	($)	($)	($)	($)	($)
2008	44,593,542		44,593,542		44,593,542		44,593,542	(2,778,919)	41,814,623	2028
2009		6,999,151	6,999,151		6,999,151		6,999,151		6,999,151	2029
2010			--	16,240,310	16,240,310		16,240,310		16,240,310	2030
2011			--		--	20,997,598	20,997,598		20,997,598	2031
2012			--		--		--		--
TOTAL:	44,593,542	6,999,151	51,592,693	16,240,310	67,833,003	20,997,598	88,830,601	(2,778,919)	86,051,682

Note: 2012 is currently estimated in good faith and is subject to future adjustment. The Company expects to file its return by September 15, 2013.

FEDERAL NCL ROLLFORWARD

		Loss / (Income)		Loss / (Income)		Loss / (Income)		Loss / (Income)
Year	12/31/2008	2009	12/31/2009	2010	12/31/2010	2011	12/31/2011	2012	12/31/2012	Expiration
	($)	($)	($)	($)	($)	($)	($)	($)	($)
2008	--		--		--		--		--	2013
2009		34,819,158	34,819,158		34,819,158		34,819,158		34,819,158	2014
2010			--	6,432,139	6,432,139		6,432,139		6,432,139	2015
2011			--		--		--		--	2016
2012			--		--		--	17,641,014	17,641,014	2017
TOTAL:	--	34,819,158	34,819,158	6,432,139	41,251,297	--	41,251,297	17,641,014	58,892,311

Note: 2012 is currently estimated in good faith and is subject to future adjustment. The Company expects to file its return by September 15, 2013.

9

SCHEDULE 5.18

EMPLOYEE MATTERS

1.	In addition to the Benefit Plans set forth in the SEC Documents, the Company and its Subsidiaries have the following other such plans, contracts, policies, programs or arrangements:

—	401(k) Plan
—	General vacation policy
—	Health insurance plans
—	Dental insurance plan
—	Short & long-term disability plan
—	NY short-term disability plan
—	Expat medical, dental, life & long-term disability plans
—	Supplemental life, STD, LTD, cancer, accident insurance
—	Flex spending accounts (medical, dependent care, transit, parking)
—	COBRA benefits
—	Life & Accidental Death & Dismemberment
—	NY Disability Benefits Law
—	Malakoff Mederic Disability

Employment & Compensation Agreements

Current Employees – European Capital Markets:

Arif, Saleem	Broker Dealer, Sales & Trading
Caselunghe, Sara	Broker Dealer, Sales
Estaun, Sarah	Broker Dealer, Sales
Genovart, Jaime	Broker Dealer, Sales
Khan, Sherjeel	Broker Dealer, Real Estate Finance
Koster, Linda	Broker Dealer, Sales
Noonan, Gareth	Broker Dealer, Sales
Woergaard, Henrik	Broker Dealer, Sales
Thaker, Rajiv	Broker Dealer, Support
Cahill, Edward	Broker Dealer, Sales/Trading & Investment Banking
Scarlat, Viorel	Broker Dealer, Investment Banking

Current Employees – JVB:

Jim Ferry	CMO Trader
Vince Butkevits	CMO Trader
Mike Jacobs	CMO Trader
J.P. Lauria	CMO Trader
Chris Glacken	Pass Through (MBS) Trader
Jim Powell	Head Agency Trader

10

David Epstein	Agency Trader
Kelly Stapleton	Assistant Agency Trader
Omelio Armas	Municipal Trader
John Hatton	Municipal Trader, Head
David Cooper	Municipal Trader
Dan Digennaro	Corporate Trader, Head
Cameron Caton	Corporate Trader
Keith Cronin	Corporate Trader, US Credit & International Trading
Dan Weaver	Primary CD Trader
Michael Hughes	Managing Director, Head of CD Department
Zachary Morris	Assistant CD Trader
Tom Brahney	Secondary CD Trader
Chris Palmer	Secondary CD Trader,
Gordon Kiernan	Treasury Trader, Yield Curve Arbitrage & Hedging
Rocco Capoccia	Treasury Trader
John Tessar	Structured Products Trader, Head of Structured Products
Scott Greenwood	Structured Products Trader
David House	Sales Manager
James Coulter	Dealer Sales
John Borris	Dealer Sales
Debbie McNulty	Dealer Sales
Vinnie Curcio	Dealer Sales
Bill Wetmore	Dealer Sales
Jim Rafferty	Dealer Sales
Scott Swanson	Dealer Sales
Suzanne O’Connell	Dealer Sales
Daniel Menscher	Dealer Sales
Adam Kerstetter	Advisor Sales
Charles Johnson	Advisor Sales
Matt Johnson	Advisor Sales
Mark McKeever	Advisor Sales
Justin Plante	Advisor Sales
Harry Fleck	CMBS Trader
Lizette Quijano - Martinez	CMBS Trader
Brad Cimo	CMO Derivatives Trader
Brett Murray	Treasury Trader
Jason Jenkins	Treasury Trader
Gregg Desort	Treasury Trader
Geoff Nash	Institutional Sales
Sean Rich	Institutional Sales
Joseph Ryan	Institutional Sales
Andrew Ahn	Institutional Sales
Cary Appel	Institutional Sales / Trader, Fixed Income Arbitrage

11

Carmen Marino	Institutional Sales / Manager
William Seery	Institutional Sales
Stephan Burklin	Chief Operating Officer
Katharine Vacca (Katie)	Compliance
Joann Lukas	Compliance Officer/HR Manager
Jim Barreto	Accounting
Joseph Stincic	Accounting
Aileen Colucci	Administrative Assistant, Boca Raton
Rob Castro	IT
Aron Green	IT
Giovanny Rozo	IT
Jaime Hogan	Marketing
Shawn Chen	Risk Management
Staci Paul	Operations
Staci Raymond	Operations
Sandra Brewer	Operations

Current Employees – PrinceRidge:

Castelluccio, Joseph	Middle Markets – Management
Pastine, Armand	Middle Markets & Rates Group - Management
Filipski, Marianne	Middle Markets - Sales
Rasel, Jayson	Middle Markets - Sales
Wieske, Joe	Middle Markets - Sales
Warley, Theodore	Middle Markets - Sales
Dillon, Justin	Middle Markets - High Grade Corps - Trading
Karlic, Michael	Middle Markets - High Grade Corps - Trading
Kinnear, Michael	Middle Markets - High Grade Corps - Trading
Korb, David	Middle Markets - High Grade Corps - Trading
Books, Aaron	Middle Markets - High Grade Corps - Trading
Utter, David	Middle Markets - High Grade Corps - Trading
Moogan, Richard	Middle Markets - High Grade Corps - Trading
Ford, John	Middle Markets - Municipals - Trading
Meehan, James	Middle Markets - Municipals - Trading
Lundvall, Mark	Middle Markets - Municipals - Trading
Marlin, Dennis	Middle Markets - Municipals - Trading
Marlin, Derek	Middle Markets - Municipals - Trading
Communiello, Michael	Middle Markets - Preferred - Trading
Zawacki, Joseph	Middle Markets - Preferred - Trading
Cocco, Stephen	Middle Markets - Structured Notes - Trading
Rosciano, Anthony	Middle Markets - Structured Notes - Trading
Hansraj, Manie	Middle Markets - Operations Specialist
McHugh, Thomas	Rates Group - Repo/Funding - Trading
Kelly, Jake	Rates Group - Repo/Funding - Support
Anderson, Brian	Rates Group - RMBS Trading - Structured Products - Sales

12

Amadeo, Brian	Rates Group - RMBS Trading - Structured Products - Sales
Hanlon, Mark	Rates Group - RMBS Trading - Structured Products - Sales
Santoro, Lawrence	Rates Group - RMBS Trading - Structured Products - Sales
Harvey, Bob	Rates Group - RMBS Trading - Structured Products - MBS Trader
Lupin, Michael	Rates Group - RMBS Trading - Structured Products - Agency & MBS
Plinio, Anthony	Rates Group - RMBS Trading - Structured Products - Trader
Sias, William	Rates Group - RMBS Trading - TBA Sales
Fuchs, Robert	Rates Group - RMBS Trading - TBA Sales
Perschetz, Kenny	Rates Group - RMBS Trading - Agency - Trading
Kissane, Brendan	Rates Group - RMBS Trading - TBA Trading
McGovern, Michael	Corporate Credit - Head of Dept.
Hurwitz, Steven	Corporate Credit - Research
Ziets, Kevin	Corporate Credit - Research
Dodd, Stephen	Corporate Credit - Sales
Hindenach, James	Corporate Credit - Sales
Levine, Peter	Corporate Credit - Sales
Marvin, Bradford	Corporate Credit - Sales
Schmidt, Stephen	Corporate Credit - Sales
Silverman, Jeffrey	Corporate Credit - Sales
Vandersnow, Scott	Corporate Credit - Sales
Pannuzzo, Brian	Corporate Credit - Trading
Connors, Thomas	Structured Products - Sales
Pasqua, Paul	CDO / CLO - Trading
Bertoni, Jeffrey	CDO / CLO - Sales
Kim, Jason	Non-Agency - RMBS Sales & Trading
Roth, Lance	Asset-Backed Securities Desk - Origination
Soltesz, James	Asset Backed Securities Desk - Trading
Videla, Alejandro	Asset Backed Securities Desk - Sales & Structuring
Mitrikov, Plamen	Asset Backed Securities Desk - Management
D’Agostino, Steve	Asset Backed Securities Desk - Management
Dyer, James	Equities - Sales & Trading
Parchment, Gerry	Equities - Sales & Trading
Gatlin, Brandi	Equities - Sales & Trading
Appel, Jeffrey	Equities - Sales & Trading
Stamler, Joseph	Equities - Sales & Trading
Wald, Ari	Equities - Sales & Trading
Harrs, Lee	Corporate Finance - Banking
McNicholas, John	Corporate Finance - Banking
Stock, Keith	Corporate Finance - Banking
Saalwachter, Ric	Corporate Finance - Banking
Fischer, Ryan	Corporate Finance - Banking
Grady, Michael	Corporate Finance - Banking
Farha, Red	Corporate Finance - Banking

13

Holmes, James	Corporate Finance - Support
Pelletier, Renaud	Corporate Finance - Support
Teng, Sophia	Corporate Finance - Support
Park, Daniel	Corporate Finance - Support
Holman, Bryce	Corporate Finance - Support
Brennan, Kevin	Corporate Finance - Support
Brining, Ryan	Corporate Finance - Support
Fecowicz, Jonathan	Corporate Finance - Support
Kerr, Michelle	Corporate Finance - Admin
Batalion, David	Equity Capital Markets - Banking
Bacchus, Michael	Compliance
McCann, Joseph	Executive
Tissen, Jayne	HR
Cenuser, Vanessa	HR
Karayannis, Amy	Legal
Silberman, Jeffrey	Legal
Cianci, Joseph	Operations
Tarnovsky, Jane	Operations

Current Employees – Other IFMI:

Addei, Peter	Asset Management, Alesco
Creighton, Amy	Asset Management, Alesco
Masuyama, Taro	Asset Management, Cohen Asia
Poljevka, Frank	Asset Management, Cohen Asia
Talton, Brian	Asset Management, Cohen Asia
Conreur, Xavier	Asset Management, Paris
Ebensperger, Uli	Asset Management, Paris
Ghnassia, Nathalie	Asset Management, Paris
de Clermont-Tonnerre, Amedee	Asset Management, Paris
Vernhes, Paul	Asset Management, Paris
Carocci, Massimo	Asset Management, Spain
Grasso, Sergio	Asset Management, Spain
Kuhnel Torma, Marta	Asset Management, Spain
Jimenez Lucas, Gustavo	Asset Management, Spain
De Rotaeche Amade, Ana	Asset Management, Spain
Ignacio Perea, Jose	Asset Management, Spain
Garcia Bartolome, Andres	Asset Management, Spain
Rodriguez, Luis	Asset Management, Spain
Pasan, Carlos	Asset Management, Spain
Rey Herzog, Patricia	Asset Management, Spain
Sapone, Domenico	Asset Management, Paris
Cohen, Daniel	Management
McEntee, Jay	Management
Pooler, Joe	Management

14

Fink, Rachael	Management/Legal
Dobie, Bob	Finance
Forrestel, Sean	Finance
Listman, Doug	Finance
Livewell, Megan	Finance
O’Rourke, John	Finance
Patel, Manish	Finance
Verros, Sophia	Finance
Cashman, Milly	Administrative
Cuddahy, Jonnell	Administrative
DiArenzo, Rich	Operations
Noel, Ron	Administrative
Weisback, Regina	Administrative
Pendlebury, Alan	IT
Coger, Theresa	Legal

Former Employees (still being paid):

Berkeley, Barry	PrinceRidge, Broker Dealer, Sales & Trading
Sussman, Shelly	European Capital Markets, Broker Dealer, Management

2.	In addition to the foregoing Benefit Plans, the Company and its Subsidiaries, upon hiring employees, generally sets forth certain terms of employment in an offer letter, as may have been amended from time to time.

3.	Each of the following Benefit Plans has received a favorable opinion letter from the Internal Revenue Service National Office:

IFMI, Inc. 401(k) Plan (Tradition and Roth Contribution) – favorable determination letter was received May 15, 2012.

15

EXHIBIT A

NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR THE SHARES ISSUABLE UPON CONVERSION HEREOF WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE SENIOR PROMISSORY NOTE

$2,400,000	[ ], 2013

For value received, Institutional Financial Markets, Inc., a Maryland corporation, (together with its successors and assigns, the “Company”) promises to pay to Cohen Bros. Financial, LLC, a Delaware limited liability company of which Daniel G. Cohen is the sole member (the “Holder”), the principal amount of $2,400,000, together with all accrued and unpaid interest thereon (the “Outstanding Amount”). This convertible senior promissory note (the “Note”) has been issued pursuant to that certain Securities Purchase Agreement dated as of May [      ], 2013 by and between the Company and the Holder (the “Purchase Agreement”). This Note is subject to the following terms and conditions:

1.	Note.

(a)      Maturity.  The Outstanding Amount shall be due and payable in full on [            ], 2018 (the “Maturity Date”), unless this Note shall have been earlier converted in accordance with Section 2.1

(b)      Interest.  Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid (or converted, as provided in Section 2). Interest shall be payable in cash quarterly on each January 1, April 1, July 1, and September 1 (each, an “Interest Payment Date”) until the Maturity Date, commencing on the first Interest Payment Date to occur after the Closing under the Purchase Agreement; provided, however, that if no Event of Default has occurred, (i) in the event that dividends of less than Two Cents ($0.02) per share are paid on the Common Stock in the fiscal quarter prior to any Interest Payment Date, then the Company shall have the option, in its sole discretion, to pay one-half of the interest payable on such Interest Payment Date in cash, in which event the remaining one-half of the interest otherwise payable on such Interest Payment Date shall accrue and be added to the Outstanding Amount as of such Interest Payment Date; and (ii) in the event that no dividends are paid on the Common Stock in the fiscal quarter prior to such Interest Payment Date, then the Company shall have the option, in its sole discretion, to make no payment in cash of the interest payable on such Interest Payment Date, in which event all of the interest otherwise payable on such Interest Payment Date shall accrue and be added to the Outstanding Amount as of such Interest Payment Date; provided, further, that if the Company takes an action permitted under clause (i) or (ii) above, it will provide written notice to the Holder at least ten (10) days prior to the relevant Interest Payment Date. Such notice shall set forth the amount of interest in cash not paid, as well as the revised Outstanding Amount. Upon the occurrence of any Event of Default and after any applicable cure period as described in Section 7 and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at a rate equal to nine percent (9%) per annum (the “Default Rate”).

[1]	Maturity Date to be five years from the date of issuance of this Note.

(c)      No Prepayment Without Consent.  This Note shall not be prepaid in whole or in part prior to the Maturity Date without the prior written consent of the Holder (which may be granted or withheld in its sole discretion).

2.        Conversion.  At any time following the date hereof (including, for the avoidance of the doubt, at any time prior to 5:00 p.m. (ET) on the business day prior to the Maturity Date), the Holder shall have the right, in the Holder’s sole discretion, to convert all or any part of the Outstanding Amount of this Note (the “Conversion”), without the payment of any additional consideration therefor, into the number of fully paid and nonassessable shares of the Company’s Common Stock that is determined by dividing (i) the then applicable Outstanding Amount by (ii) $3.00 (the “Conversion Price”). The Conversion Price is subject to adjustment if the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company or (v) takes any similar action or any action designed to have a similar effect, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon Conversion shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 2 shall become effective immediately after the record date for the determination of stockholders entitled to participate in such event described in clauses (i) through (v) and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or similar action. Whenever the Conversion Price is adjusted pursuant to this Section 2, the Company shall promptly notify the Holder, in accordance with the Purchase Agreement, of the Conversion Price after such adjustment, any resulting adjustment to the number of shares of Common Stock issuable upon Conversion and a brief statement of the facts requiring such adjustment.

3.        Mechanics and Effect of Conversion.

(a)      If the Holder wishes to exercise its right to effect a Conversion, the Holder shall provide the Company with a written notice of its election.

(b)      No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay to the Holder in cash the unconverted amount that would otherwise be converted into such fractional share.

(c)      In the event that all of this Note is converted pursuant to Section 2, promptly after such Conversion, the Holder shall surrender this Note, duly endorsed, to the Company and the Note shall thereupon be canceled. At its expense, the Company shall as promptly as practicable (but in no event more than five (5) days after the Conversion of this Note) issue and deliver to the Holder the number of shares of the Company’s Common Stock to which the Holder is entitled upon such Conversion, together with (i) any accrued interest from the Interest Payment Date immediately prior to Conversion through the date of Conversion and (ii) if applicable, a check payable to the Holder for any cash amounts payable as described in Section 3(b).

(d)      Upon issuance of shares of Common Stock in respect of Conversion of the entire Outstanding Amount in accordance with Section 2, all rights with respect to this Note shall terminate, whether or not this Note has been surrendered for cancellation. The Holder shall be treated for all purposes as the record holder of Common Stock issued upon Conversion.

4.        Covenants of the Company.  The Company covenants to the Holder that, from the date hereof until all principal, interest and other amounts payable under this Note have been paid in full, the Company shall, except as otherwise agreed in writing by the Holder:

(a)      take such corporate action as may be necessary from time to time to (i) at all times maintain an authorized number of shares of Common Stock as is sufficient for issuance of shares of Common Stock upon Conversion of this Note pursuant to Section 2 and (ii) cause the shares of Common Stock issued upon Conversion to be duly authorized, validly issued, fully paid and non-assessable;

(b)      punctually pay the principal and interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

(c)      give written notice promptly to the Holder of any condition or event that constitutes, or is reasonably expected to constitute, an Event of Default;

(d)      not avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action; and

(e)      not create or incur any Encumbrance in or on its property or Assets, whether now owned or hereinafter acquired, or upon any income or revenues or rights therefrom, except:

(i)	Encumbrances existing on the date hereof and previously disclosed to the Holder;

(ii)	Encumbrances for property taxes and assessments or other governmental charges or levies and liens that are not overdue for more than 90 days; or

(iii)	Encumbrances of or resulting from any Judgment, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Company shall in good faith be prosecuting an appeal or other Proceeding for a review and in respect of which a stay of execution pending such appeal or Proceeding shall have been secured.

5.        Form of Payment.  Except as otherwise set forth herein, all payments due hereunder shall be made in lawful money of the United States of America to such account or at such place as may be designated in writing by the Holder from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

6.        Priorities.  The indebtedness evidenced by this Note and the payment of all principal, interest and any other amounts payable hereunder is a senior obligation of the Company and shall: (i) be Senior (as hereinafter defined) to, and have priority in right of payment over, all Indebtedness (as hereinafter defined) of the Company incurred following the date hereof and any subordinated or junior subordinated Indebtedness outstanding as of the date hereof, and (ii) rank pari passu to the notes issued pursuant to the Mead Park Purchase Agreement (as defined in the Purchase Agreement) and any other senior obligations of the Company outstanding as of the date hereof. “Senior” means that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all amounts payable under this Note shall first be paid in full before any payment is made upon any other Indebtedness hereinafter incurred (including any Indebtedness guaranteed by the Company) or any subordinated or junior subordinated Indebtedness outstanding as of the date hereof, and, in any such event, any payment or distribution of any character which shall be made in respect of any other Indebtedness of Company shall be paid to the Holder for application to the payment hereof, unless and until the obligations under this Note shall have been paid and satisfied in full. “Indebtedness” means, with respect to a specified Person: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and accrued expenses incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreements with respect to property used and/or acquired by such Person; (e) all capitalized lease obligations of such Person; (f) all aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations in respect of letters of credit (whether drawn or supporting obligations that constitute Indebtedness) and bankers’ acceptances; (h) all obligations referred to in clauses (a) through (g) of this definition of another Person guaranteed by the specified Person or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Encumbrance upon property owned by the specified Person, whether or not the specified Person has assumed or become liable for the payment of such Indebtedness.

7.        Events of Default.   An “Event of Default” shall be deemed to have occurred if:

(a)      subject to the accrual of interest as provided in Section 1(b) hereof, the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of five (5) business days;

(b)      except for an event described in Section 7(a), the Company fails to perform any covenant or agreement hereunder, and such failure continues or is not cured within five (5) business days after written notice by the Holder to the Company;

(c)      the Company or any significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) (a “Significant Subsidiary”) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of itself or any of its creditors, or (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(d)      proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any Significant Subsidiary, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of commencement;

(e)      there is entered against the Company or any Subsidiary a final Judgment for the payment of money in an aggregate amount exceeding $300,000 and such Judgment shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days;

(f)      the Company or any Subsidiary shall fail to pay when due any obligation, whether direct or contingent, for Indebtedness exceeding $300,000, or shall breach or default with respect to any term of any loan agreement, mortgage, indenture or other agreement pursuant to which such obligation for Indebtedness was created or securing such obligation if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(g)      a Change in Control shall have occurred. For purposes of this Note, the term “Change in Control” shall mean any one of the following events: (i) any Person or group (other than the Holder, Daniel G. Cohen and its or their controlled Affiliates and Principals and members of Daniel G. Cohen’s Family Group (as defined in the Purchase Agreement)) is or becomes a beneficial owner, directly or indirectly, of more than 50% of the aggregate voting power represented by all issued and outstanding capital stock of the Company, (ii) individuals who, on the date hereof, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a majority of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any contested election is reached shall be treated as Incumbent Directors); (iii) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or (iv) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (i) through (iii) of this definition above.

Upon the occurrence or existence of any Event of Default described in Section 6(a), Section 6(b), Section 6(e), Section 6(f) or Section 6(g) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable without presentment, demand, protest or any other notice or demand of any kind. Upon the occurrence or existence of any Event of Default described in Section 6(c) or Section 6(d), immediately and without notice, the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice or demand of any kind. Upon the occurrence of any Event of Default and after any applicable cure period as described herein and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at the Default Rate. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy granted to it by this Note or the Purchase Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.	Miscellaneous.

(a)      This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the laws of any other state.

(b)      Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Purchase Agreement.

(c)      In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(d)      Amendments to any provision of this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall apply to and be binding upon the Holder, upon each future holder of this Note and upon the Company, whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

(e)      This Note may not be assigned by any holder (except that the Holder shall be permitted to assign this Note to Holder’s controlled Affiliates and Principals and members of Daniel G. Cohen’s Family Group (as defined in the Purchase Agreement) without the prior written approval of the Company.

(f)      The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company further waives, to the full extent permitted by Law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

(g)      The Company agrees to pay all reasonable costs and expenses actually incurred by the Holder in connection with an Event of Default, including without limitation the fees and disbursements of counsel, advisors, consultants, examiners and appraisers for the Holder, in connection with (i) any enforcement (whether through negotiations, legal process or otherwise) of this Note in connection with such Event of Default, (ii) any workout or restructuring of this Note during the pendency of such Event of Default and (iii) any bankruptcy case or proceeding of the Company or any appeal thereof.

(h)      The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

(i)       Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

Signature page follows

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:

Name:

Title:

AGREED AND ACKNOWLEDGED:

Cohen Bros. Financial, LLC

By:

Name:	Daniel G. Cohen
Title:	Managing Member

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[See Exhibit 10.3 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT C

SHAREHOLDER RIGHTS PLAN

[See Exhibit 4.1 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT D

FORM OF MEAD PARK PURCHASE AGREEMENT

[See Exhibit 10.1 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT E

FORM OF EXCHANGE AGREEMENT

[See Exhibit 10.4 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT F

FORM OF AMENDED AND RESTATED COHEN EMPLOYMENT AGREEMENT

[See Exhibit 10.6 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT G

LLC AGREEMENT AMENDMENT

[See Exhibit 10.5 to Institutional Financial Markets, Inc.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 13, 2013.]

EXHIBIT H

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of May 9, 2013 (this “Agreement”), is made by                                                           (the “Shareholder”) for the benefit of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated of even date herewith, by and among the Company, Mead Park Holdings, LP, and Mead Park Capital Partners LLC (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is entering into the Securities Purchase Agreement, pursuant to which the Company has agreed to sell to Buyer and Buyer has agreed to purchase from the Company (i) an aggregate of One Million Nine Hundred Forty-Nine Thousand One Hundred Sixty-Seven (1,949,167) newly issued shares (collectively, the “Buyer Common Shares”) of the Company’s Common Stock, par value $.001 per share (“Common Stock”), for a purchase price of Two Dollars ($2.00) per share, representing an aggregate purchase price of Three Million Eight Hundred Ninety-Eight Thousand Three Hundred Thirty-Four Dollars ($3,898,334); and (ii) a convertible senior promissory note in the aggregate principal amount of Five Million Eight Hundred Forty-Seven Thousand Five Hundred and One Dollars ($5,847,501) (the “Buyer Note”);

WHEREAS, the Buyer Note is convertible into the “Conversion Shares” as defined in the Securities Agreement (the “Buyer Conversion Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Daniel G. Cohen are executing and delivering a securities purchase agreement (the “Cohen Purchase Agreement”), pursuant to which the Company has agreed to sell to Mr. Cohen and Mr. Cohen has agreed to purchase from the Company (i) an aggregate of Eight Hundred Thousand (800,000) newly issued shares (collectively, the “Cohen Common Shares” and, together with the Buyer Common Shares, the “Transaction Shares”) of the Common Stock, for a purchase price of Two Dollars ($2.00) per share, representing an aggregate purchase price of One Million Six Hundred Thousand Dollars ($1,600,000); and (ii) a convertible senior promissory note in the aggregate principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000) (the “Cohen Note” and, together with the Buyer Note, the “Notes”);

WHEREAS, the Cohen Note is convertible into the “Conversion Shares” as defined in the Cohen Purchase Agreement (the “Cohen Conversion Shares”);

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement and the Cohen Securities Agreement, the issuance of the Transaction Shares, the Buyer Conversion Shares and the Cohen Conversion Shares, and the election of certain directors to the Board of Directors of the Company (the “Board of Directors”) will be submitted to the Company’s shareholders for approval at the Company’s 2013 annual meeting of shareholders (the “Annual Meeting”), which is anticipated to be held on or about July 25, 2013;

WHEREAS, as an inducement to Buyer to enter into the Securities Purchase Agreement, the Shareholder is entering into this Agreement;

WHEREAS, as of the date hereof, the Shareholder owns of record, or has the power to vote, certain of the outstanding voting equity securities of the Company (the “Voting Securities”); and

WHEREAS, with this Agreement, the Shareholder wishes to undertake certain obligations with respect to the Voting Securities of which the Shareholder is the owner of record, or with respect to which the Shareholder has the power to vote, on the Record Date (as defined below) (such Voting Securities as of such date, the “Total Voting Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Shareholder hereby agrees as follows:

ARTICLE I

VOTING

1.1    Agreement to Vote.  Except as otherwise provided in this Agreement and except as prohibited by applicable Law, the Shareholder agrees that, from and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 3.2, at the Annual Meeting or any other meeting of the shareholders of the Company at which any of the Transaction Matters (as defined below) are to be voted upon, however called (and including any postponement or adjournment of any such meeting), or in connection with any written consent of the shareholders of the Company with respect to any of the Transaction Matters, the Shareholder shall:

(a)      appear at each such meeting (in person or by proxy) or otherwise cause all Total Voting Securities owned of record by the Shareholder, or with respect to which the Shareholder has the power to vote, in each case as of the record date used for determining the holders of voting securities of the Company entitled to vote at such meeting or to deliver such consent (the “Record Date”), to be counted as present thereat for purposes of calculating a quorum; and

(b)      vote or cause to be voted (in person or by proxy) or deliver a written consent (or cause a consent to be delivered) covering all Total Voting Securities owned of record by the Shareholder or as to which the Shareholder has the power to vote, in each case as of the Record Date, in favor of: (i) the issuance by the Company of the Buyer Common Shares and the Buyer Conversion Shares to Buyer; (ii) the issuance by the Company of the Cohen Common Shares and the Cohen Conversion Shares to Daniel G. Cohen; and (iii) the election to the Board of Directors of the nominees for Director nominated by the Board of Directors in accordance with Section 8.4 of the Securities Purchase Agreement (clauses (i) through (iii) collectively, the “Transaction Matters”).

1.2    No Inconsistent Agreements.  The Shareholder hereby covenants and agrees that, except as set forth in this Agreement and except for actions taken in furtherance of this Agreement, the Shareholder has not granted, and shall not grant at any time while this Agreement remains in effect, any proxy, consent or power of attorney with respect to the Total Voting Securities that would conflict with the provisions of Section 1.1.

1.3    No Other Restrictions.  Except as set forth in Section 1.1, the Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the shareholders of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of the Shareholder.  Except as set forth on the signature page hereof, the Shareholder hereby represents and warrants as follows as of the date hereof:

(a)       Authorization; Validity of Agreement; Necessary Action.  This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general equitable principles).

(b)      Ownership.  The Voting Securities set forth below the Shareholder’s name on the signature page hereto are owned of record by the Shareholder or the Shareholder has the power to vote such Voting Securities, in each case as of the date hereof (such Voting Securities, the “Existing Voting Securities”). The Shareholder’s Existing Voting Securities constitute all voting equity securities of the Company held of record by the Shareholder or for which voting power is held by the Shareholder as of the date hereof. The Shareholder has sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder’s Existing Voting Securities, with no limitations, qualifications or restrictions on such rights, subject to applicable federal and state securities laws and the terms of this Agreement. The Shareholder has good title to the Shareholder’s Existing Voting Securities, free and clear of any Encumbrances.

(c)      No Consents; Conflicts and Violations.  Except for any applicable requirements of the Securities Exchange Act of 1934, as amended, the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement will not, (i) require any consent, approval, authorization of or other order of, action by, filing with, or notification to any Governmental Authority; (ii) violate or conflict with or result in the breach of any provision of the organizational documents of the Shareholder; (iii) cause a violation by the Shareholder of any Law, ordinance or regulation of any Governmental Authority applicable to the Shareholder or by which any of the Existing Voting Securities is bound; or (iv) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on the properties or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which any of the Existing Voting Securities is bound, except, in the case of clauses (i), (iii) and (iv), as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE III

MISCELLANEOUS

3.1    Limitation on Liability.  Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall have any liability for damages to any other party for any breach or violation of this Agreement unless such breach or violation was willful or intentional.

3.2    Termination.  This Agreement shall terminate upon the earliest to occur of (i) the date and time of termination of the Securities Purchase Agreement; (ii) the Closing and (iii) the written agreement of the parties hereto and Buyer to terminate this Agreement. Upon such termination, no party hereto shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any willful or intentional breach or violation of this Agreement prior to such termination.

3.3    Further Assurances.  From time to time, at the other party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

3.4    No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company or Buyer any direct or indirect ownership or incident of ownership of or with respect to any Total Voting Securities. All rights, ownership and economic benefits of and relating to the Total Voting Securities shall remain vested in and belong to the Shareholder.

3.5    Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

(a)	if to the Company, to:

Institutional Financial Markets, Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attn: Joseph W. Pooler, Jr.

Facsimile: (215) 701-8280

E-mail: jpooler@ifmi.com

With a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

Attn: Darrick M. Mix

Facsimile: (215) 239-4958

Email: dmix@duanemorris.com

(b)      if to the Shareholder, to the address listed next to the Shareholder’s name on the Shareholder’s signature page hereto,

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if sent by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same with, or in a regularly maintained receptacle of, such overnight courier on or prior to 5:00 p.m., New York City time, on a business day; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

3.6    Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.7    Entire Agreement.  This Agreement (including any exhibits hereto) and the Transaction Documents (as defined in the Securities Purchase Agreement) collectively constitute the entire agreement, and supersede all other prior agreements, understandings, and representations and warranties, both written and oral with respect to the subject matter hereof.

3.8    Governing Law and Jurisdiction.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in New York City, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

3.9      Consent to Jurisdiction.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 3.9 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE.

3.10    Enforcement.  The Shareholder agrees that in the event that the Shareholder fails to perform any of the Shareholder’s obligations under this Agreement in accordance with their specific terms, the Company and Buyer will be irreparably harmed and there will be no adequate remedy at Law. It is accordingly agreed that the Company and Buyer shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

3.11    Amendment.  The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties and Buyer shall unanimously agree in writing to such amendment, modification or change.

3.12    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, then the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.13    Assignment; Third Party Beneficiaries.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Company and its successors and permitted assigns. This Agreement is not intended to confer any rights or remedies hereunder upon any Person other than the Company pursuant to the terms and conditions of the Securities Purchase Agreement, except that Buyer is an express third party beneficiary with full rights to enforce this Agreement, including Section 3.10, as if it were the Company.

3.14    Shareholder Capacity.  By executing and delivering this Agreement, the Shareholder makes no agreement or understanding herein in the Shareholder’s capacity or with respect to the Shareholder’s actions as a manager, director, officer or employee of the Company or any of its Subsidiaries. The Shareholder is signing and entering into this Agreement solely in the Shareholder’s capacity as the record owner of the Shareholder’s Total Voting Securities or in the Shareholder’s capacity as the individual with voting power with respect to certain Total Voting Securities, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by the Shareholder in the Shareholder’s capacity as an employee, director, officer or manager of the Company or any of its Subsidiaries or in any other capacity and no such actions shall be deemed to be a breach of this Agreement. Nothing contained in this Agreement shall restrict, limit, prohibit or preclude the Shareholder from exercising or discharging the Shareholder’s fiduciary duties as a director, officer or manager of the Company or any of its Subsidiaries under applicable Law. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Shareholder has signed this Voting Agreement as of the date first written above.

SHAREHOLDER:

Name:
[Title:]
Total Voting Securities owned by the Shareholder as of the date hereof:
Number of Shares:

Address for Notices:

Exceptions to Shareholder’s representations and warranties set forth in ARTICLE II hereof, if any (please describe in the space provided below):

[Signature Page to Voting Agreement]

AGREED TO AND ACCEPTED BY:

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]